UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No   )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

HC2 Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

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HC2 Holdings, Inc. 450 Park Avenue, 30th Floor New York, NY 10022
Notice of 2020 Annual Meeting
And
Proxy Statement

HC2 Holdings, Inc. 450 Park Avenue, 30th Floor New York, NY 10022
Dear HC2 Holdings, Inc. Stockholder:
It is my pleasure to invite you to participate in the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting” or the “Annual Meeting”) of HC2 Holdings, Inc., a Delaware corporation (“HC2” or the “Company”). We will hold the 2020 Annual Meeting on Wednesday, July 8, 2020, at 11:00 a.m., Eastern Time. Due to the emerging public health impact of the coronavirus outbreak (“COVID-19”), the 2020 Annual Meeting will be held by remote communication only, in a virtual meeting format. You will be able to participate in the Annual Meeting online by visiting www.meetingcenter.io/274751853 and using the password HCHC2020, where you will be able to vote electronically and submit questions. You will not be able to attend the 2020 Annual Meeting in person. You will need the 15-digit control number on your proxy card to participate in the virtual Annual Meeting. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Online check-in will begin at 10:30 a.m., Eastern Time, on July 8, 2020. Once admitted, you may participate in the meeting and vote during the Annual Meeting by following the instructions that will be available on the meeting website.
The items to be considered and voted on at the 2020 Annual Meeting are described in the Notice of 2020 Annual Meeting of Stockholders and are more fully addressed in our proxy materials accompanying this letter. We encourage you to read all of these materials carefully and then to vote using the enclosed proxy card.
This year we are furnishing our proxy materials via the Internet. Providing our proxy materials to stockholders electronically allows us to “be green” by conserving natural resources and reducing our printing and mailing costs related to the distribution of the proxy materials. To ensure your representation at the 2020 Annual Meeting, we urge you to cause your shares to be voted via the Internet at www.investorvote.com/HC2 or by telephone by following the instructions on the Notice of Internet Availability of Proxy Materials (the “Notice”) that you received in the mail and that is also provided on that website, or, if you have requested a paper copy of the proxy materials and the proxy card by mail, by signing, voting and returning your proxy card to HC2 Holdings, Inc., Computershare, PO Box 505008, Louisville, KY 40233-9814. For specific instructions on how to vote your shares, please review the instructions for each of these voting options that are detailed in the Notice and in the accompanying Proxy Statement.
The Notice and Proxy Statement and our Annual Report on Form 10-K, as amended, for the year ended December 31, 2019 are available for viewing and printing under the “Investor Relations-Proxy Materials” section of our website at www.hc2.com. You may also obtain these materials at www.edocumentview.com/HC2 and the U.S. Securities and Exchange Commission website at www.sec.gov. These materials were first sent or made available to stockholders on our website on or about May 27, 2020. Any stockholder may, at no cost to the stockholder, request to receive proxy materials in printed form by mail or electronically by e-mail. To ensure timely delivery, please be sure to complete this request by June 19, 2020. If you would like to receive a printed or e-mail copy of the proxy materials, you should follow the instructions for requesting such materials in the Notice. You will not otherwise receive a printed or e-mail copy of the proxy materials.
If you have any questions about the proposals to be voted on, please call our solicitor, Okapi Partners LLC at (877) 629-6355.

Thank you for your continued support and interest in HC2. We look forward to your participation at the 2020 Annual Meeting on Wednesday, July 8, 2020.
Very truly yours,
Philip A. Falcone
President and Chief Executive Officer
Avram A. Glazer
Chairman of the Board
May 27, 2020
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JULY 8, 2020
This proxy statement and the 2019 Annual Report are available at www.hc2.com (Investor Relations-Proxy Materials).

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS OF HC2 HOLDINGS, INC.
To be held on Wednesday, July 8, 2020, at 11:00 a.m., Eastern Time
May 27, 2020
To our Stockholders:
HC2 Holdings, Inc., a Delaware corporation (“HC2” or the “Company”) will hold its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting” or the “Annual Meeting”) on Wednesday, July 8, 2020, at 11:00 a.m., Eastern Time. Due to the emerging public health impact of the coronavirus outbreak (“COVID-19”), the 2020 Annual Meeting will be held entirely online this year. You will be able to participate in the Annual Meeting online by visiting www.meetingcenter.io/274751853 and using the password HCHC2020, where you will be able to vote electronically and submit questions. You will not be able to attend the 2020 Annual Meeting in person. You will need the 15-digit control number on your proxy card to participate in the virtual Annual Meeting. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Online check-in will begin at 10:30 a.m., Eastern Time, on July 8, 2020. Once admitted, you may participate in the meeting and vote during the Annual Meeting by following the instructions that will be available on the meeting website.
At the 2020 Annual Meeting, holders of the shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), Series A Convertible Participating Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), and Series A-2 Convertible Participating Preferred Stock, par value $0.001 per share (together with the Series A Preferred Stock, the “Preferred Stock”) (collectively, the “Company Securities”), in each case, outstanding and entitled to vote as of the close of business on May 22, 2020, the record date for voting at the Annual Meeting (the “Record Date”), will be asked to vote upon the following proposals:
1.
To elect the seven nominees identified in the accompanying proxy statement (the “Proxy Statement”), each to hold office until the 2021 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified.

2.
To approve, on a non-binding, advisory basis, the compensation of our named executive officers (the “Say on Pay Vote”).

3.
To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

4.
To consider and take action upon any other business that may properly come before the 2020 Annual Meeting or any continuations, postponements or adjournments thereof.

Only stockholders of record of Company Securities outstanding and entitled to vote as of the close of business on the Record Date are entitled to notice of, and to vote at, the 2020 Annual Meeting and any continuations, adjournments or postponements of the 2020 Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder entitled to vote at the meeting, for any purpose germane to the Annual Meeting, for a period of 10 days prior to the 2020 Annual Meeting by email request, during ordinary business hours, to the Office of the Corporate Secretary of HC2 at corpsec@hc2.com. The list of stockholders entitled to vote at the Annual Meeting will also be open to examination by any stockholders during the meeting.
Your vote is very important. We appreciate your taking the time to vote promptly. After reading the accompanying Proxy Statement, please cause your shares to be voted at your earliest convenience to ensure the presence of a quorum. As described in the Notice of Internet Availability of Proxy Materials, your shares may be voted over the Internet, by telephone, or, if you have requested a paper copy of the proxy materials and the proxy card by mail, by completing, signing and returning the proxy card in the postage pre-paid envelope accompanying the proxy materials.
The Board of Directors of HC2 recommends that stockholders vote as follows:
Voting Matter	Board Vote Recommendation	Page Reference For More Information
Proposal 1 — Election of Directors	FOR each nominee	10
Proposal 2 — Advisory vote on compensation of our named executive officers (the “Say on Pay Vote”)	FOR	51
Proposal 3 — Ratification of appointment of independent registered public accounting firm (the “Accounting Firm Proposal”)	FOR	52
If you have any questions about the proposals to be voted on, please call our solicitor, Okapi Partners LLC at (877) 629-6355.
By Order of the Board of Directors,
Joseph A. Ferraro
Chief Legal Officer and Corporate Secretary
YOUR VOTE IS VERY IMPORTANT. PLEASE CAUSE YOUR SHARES TO BE VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR TELEPHONE OR, IF YOU HAVE REQUESTED A PAPER COPY OF THE PROXY MATERIALS AND THE PROXY CARD BY MAIL, BY COMPLETING, SIGNING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED WITH YOUR PROXY MATERIALS, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
AS DESCRIBED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS, COPIES OF THE PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE YEAR ENDED DECEMBER 31, 2019 ARE AVAILABLE AT WWW.HC2.COM (INVESTOR RELATIONS — PROXY MATERIALS).

v

HC2 Holdings, Inc. 450 Park Avenue, 30th Floor New York, NY 10022
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 8, 2020
GENERAL INFORMATION ABOUT THE 2020 ANNUAL MEETING
This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or the “Board of Directors”) for use at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting” or the “Annual Meeting”) to be held on Wednesday, July 8, 2020 at 11:00 a.m., Eastern Time, and any continuations, adjournments or postponements thereof. As used in this Proxy Statement, the terms “HC2,” the “Company,” “we,” “us” and “our” mean HC2 Holdings, Inc., a Delaware corporation and its subsidiaries unless the context indicates otherwise.
How do I attend the 2020 Annual Meeting?
The 2020 Annual Meeting will be held on Wednesday, July 8, 2020, at 11:00 a.m., Eastern Time. Due to the emerging public health impact of the coronavirus outbreak (“COVID-19”), the 2020 Annual Meeting will be held entirely online this year. You will be able to participate in the 2020 Annual Meeting online by visiting www.meetingcenter.io/274751853 and using the password HCHC2020, where you will be able to vote electronically and submit questions. You will not be able to attend the 2020 Annual Meeting in person. You will need the 15-digit control number on your Notice or your proxy card (if you receive a printed copy of the proxy materials) to participate in the virtual Annual Meeting. Beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. Online check-in will begin at 10:30 a.m., Eastern Time, on July 8, 2020. Once admitted, you may participate in the meeting and vote during the 2020 Annual Meeting by following the instructions that will be available on the meeting website. You do not need to participate in the 2020 Annual Meeting in order to vote.
How can I participate and ask questions at the 2020 Annual Meeting?
In order to submit a question at the 2020 Annual Meeting, you will need your 15-digit control number that is printed on the Notice or proxy card that you received in the mail, or via email if you have elected to receive material electronically. You may log in 30 minutes before the start of the 2020 Annual Meeting and submit questions online. If you would like to submit a question during the 2020 Annual Meeting, once you have logged into the webcast, simply type your question in the “ask a question” box and click “submit.” You can submit a question up until the time we indicate that the question-and-answer session is concluded. You may also submit questions in advance of the 2020 Annual Meeting via the Internet at www.investorvote.com/HC2 when you vote your shares.
What if I have technical or other “IT” problems logging into or participating in the 2020 Annual Meeting webcast?
Stockholders are encouraged to log into the webcast at least 30 minutes prior to the start of the meeting to test their Internet connectivity. If you experience technical difficulties during the check-in process or during the meeting please call 1-866-507-1247 for assistance.
What documentation must I provide to vote online at the 2020 Annual Meeting?
If you are a stockholder of record and provide your 15-digit control number when you access the meeting, you may vote all shares registered in your name during the 2020 Annual Meeting webcast. If you are not a stockholder of record as to any of your shares (i.e., instead of being registered in your name, all or a portion of your shares are registered in “street name” and held by your broker, bank or other institution for your benefit), you must follow the instructions provided by the broker, bank or other nominee that holds your shares.

Why am I receiving proxy materials?
These proxy materials are being furnished to you in connection with the solicitation of proxies by our Board of Directors for the 2020 Annual Meeting, and any continuations, adjournments or postponements of the 2020 Annual Meeting. The proxy materials include our Notice of 2020 Annual Meeting of Stockholders of HC2 Holdings, Inc., this Proxy Statement, the proxy card and our Annual Report on Form 10-K, as amended, for the year ended December 31, 2019 (the “2019 Annual Report”). The proxy materials include detailed information about the matters that will be discussed and voted on at the 2020 Annual Meeting and furnish you with the information you need in order to vote, whether or not you participate in the 2020 Annual Meeting.
HC2 expects to mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record entitled to vote at the 2020 Annual Meeting on or about May 28, 2020.
Can I access these proxy materials on the Internet?
Yes. This Proxy Statement and the 2019 Annual Report are available free of charge under the “Investor Relations — Proxy Materials” section of our website at www.hc2.com.You may also obtain these materials at www.edocumentview.com/HC2 and the U.S. Securities and Exchange Commission (“SEC”) website at www.sec.gov.
Who can vote?
Stockholders who owned the Company’s common stock, par value $0.001 per share (the “Common Stock”), Series A Convertible Participating Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), and Series A-2 Convertible Participating Preferred Stock, par value $0.001 per share (“Series A-2 Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) (collectively, the “Company Securities”), as of the close of business on May 22, 2020, the record date for voting at the 2020 Annual Meeting (the “Record Date”), are entitled to vote at the 2020 Annual Meeting (however, pursuant to Delaware law, those shares of Preferred Stock owned by the Company’s wholly-owned subsidiary, Continental General Insurance Company (“Continental”), are not entitled to be voted at the 2020 Annual Meeting).
How many votes do I have?
Each share of Common Stock outstanding on the Record Date entitles the holder thereof to one vote, without cumulation, on each matter to be voted upon at the 2020 Annual Meeting, as further described in this Proxy Statement. Holders of Preferred Stock (except for the Preferred Stock that may not be voted as stated herein) will vote together as a single class with holders of Common Stock, on an as-converted basis, with respect to all matters before the 2020 Annual Meeting.
As of the Record Date for the 2020 Annual Meeting, there were (i) 46,550,384 shares of Common Stock outstanding and entitled to vote, (ii) 12,500 shares of Series A Preferred Stock, equal to 2,988,182 shares of Common Stock on an as-converted basis, and (iii) 14,000 shares of Series A-2 Preferred Stock, equal to 1,997,147 shares of Common Stock on an as-converted basis; however, 6,125 shares of Series A Preferred Stock, equal to 1,464,209 shares of Common Stock on an as-converted basis, and 10,000 shares of Series A-2 Preferred Stock, equal to 1,426,534 shares of Common Stock on an as-converted basis, were owned by Continental, and, pursuant to Delaware law, such shares may not be voted at the 2020 Annual Meeting. Therefore, as of the Record Date, there were a total of 48,644,970 shares of Common Stock (including the Preferred Stock on an as-converted basis and excluding the Preferred Stock that may not be voted on an as-converted basis) outstanding and entitled to vote.
How do I vote?
Whether or not you plan to participate in the 2020 Annual Meeting, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote in the manner you indicate. If you submit a proxy but do not indicate any voting instructions, your votes will be voted in accordance with the Board’s recommendations. Voting by proxy will not affect your right to participate in the 2020 Annual Meeting.

If your shares are registered directly in your name through our stock transfer agent, you may vote:

VIA THE INTERNET
Follow the instructions included in the Notice to vote by Internet. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on July 7, 2020.

BY MAIL
As described in the Notice, you may request printed proxy materials, in which case you may complete, sign and return the proxy card in the postage pre-paid envelope accompanying the proxy materials so that it is received prior to the July 8, 2020 Annual Meeting.

BY TELEPHONE
Follow the instructions included in the Notice to vote by telephone. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on July 7, 2020.

VOTE ONLINE DURING THE ANNUAL MEETING
You will be able to participate in the Annual Meeting online by visiting www.meetingcenter.io/274751853 and using the password HCHC2020, where you will be able to vote electronically and submit questions. You will not be able to attend the 2020 Annual Meeting in person. You will need the 15-digit control number on your proxy card to participate in the virtual Annual Meeting.

If your shares are held in “street name” (meaning the shares are held in the name of a bank, broker or other nominee who is the record holder), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

VIA THE INTERNET Follow the instructions you receive from the bank, broker or other nominee to vote by Internet.	BY MAIL You will receive instructions from the bank, broker or other nominee explaining how to vote your shares by mail.
BY TELEPHONE Follow the instructions you receive from the bank, broker or other nominee to vote by telephone.
VOTE ONLINE DURING THE ANNUAL MEETING
In order to obtain a 15-digit control number that will enable you to participate in the Annual Meeting, you must first submit your legal proxy reflecting your HC2 Holdings, Inc. holdings along with your name and email address to Computershare at Proxy Services C/O Computershare Investor Services, PO Box 43001, Providence RI 02940-3001, or by email to legalproxy@computershare.com.

Such requests to Computershare must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on July 2, 2020. You will receive a confirmation email from Computershare of your registration.

How does the Board recommend that I vote on the proposals?
Voting Matter	Board Vote Recommendation	Page Reference For More Information
Proposal 1 — Election of Directors (the “Election Proposal”)	FOR each nominee	10
Proposal 2 — Advisory vote on compensation of our named executive officers (the “Say on Pay Vote”)	FOR	51
Proposal 3 — Ratification of appointment of independent registered public accounting firm (the “Accounting Firm Proposal”)	FOR	52
If any other matter is presented at the 2020 Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his discretion. As of the time this Proxy Statement was printed, we knew of no matters that need to be acted on at the 2020 Annual Meeting, other than those described in this Proxy Statement.
May I change or revoke my proxy?
You may change or revoke your previously submitted proxy at any time before the 2020 Annual Meeting or, if you participate in the 2020 Annual Meeting virtually, at the 2020 Annual Meeting.
If you hold your shares as a record holder, you may change or revoke your proxy in any one of the following ways:
•
by re-voting at a subsequent time by Internet or by telephone as instructed above;

•
by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above; or

•
by voting during the 2020 Annual Meeting.

You may also revoke your proxy by delivering a signed revocation letter to Joseph A. Ferraro, the Company’s Corporate Secretary, at the Company’s address above before the 2019 Annual Meeting, which states that you have revoked your proxy. In light of disruptions caused by the COVID-19 outbreak, if you intend to revoke your proxy by providing such written notice, we advise that you also send a copy via email to corpsec@hc2.com.
Your latest dated proxy card, Internet or telephone vote is the one that is counted.
If your shares are held in the name of a bank, broker or other nominee, you may change your voting instructions by following the instructions of your bank, broker or other nominee.
What if I receive more than one Notice or proxy card?
You may receive more than one Notice or, if you have requested proxy materials, more than one proxy card, if you hold shares of our common stock or Preferred Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.
Will my shares be voted if I do not vote or instruct my nominee how to vote?
If your shares are registered in your name, they will not be voted if you do not vote by Internet, by telephone, by completing, signing and returning your proxy card, if you have requested printed proxy materials, or during the 2020 Annual Meeting, as described above under “How Do I Vote?”.
With respect to shares held in street name, your bank, broker or other nominee generally has the discretionary authority to vote uninstructed shares on “routine” matters, but cannot vote such uninstructed shares on “ non-routine” matters. A “broker non-vote” will occur if your bank, broker or other nominee cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your bank, broker or other nominee chooses not to vote on a matter for which it does have discretionary voting authority. The Election Proposal and the Say on Pay Vote are considered non-routine matters under applicable rules, and therefore your bank, broker or other nominee does not have discretionary authority to vote your uninstructed shares on such matters. Therefore, if you hold your shares in street name, it is critical that you instruct your bank, broker or other nominee how to vote if you want your vote to be counted.
What vote is required to approve each proposal and how are votes counted?
With respect to the Election Proposal, in an uncontested election of directors, the Fourth Amended and Restated By-Laws of the Company (the “By-Laws”) provide that directors will be elected by a majority of the votes cast. This means that the number of shares voted FOR each nominee must exceed 50% of the votes cast with respect to that nominee. The seven nominees who receive a majority of FOR votes will be elected as directors. Voting stockholders may vote either FOR any or all of these nominees or AGAINST any or all of these nominees. Abstentions and broker non-votes will have no effect on the outcome of the election of these directors.
With respect to the Say on Pay Vote and the Accounting Firm Proposal, the favorable vote of a majority of the votes cast by the holders of the Common Stock and Preferred Stock (with the exception of those shares of Preferred Stock owned by Continental, which are not entitled to be voted at the 2020 Annual Meeting pursuant to Delaware law), voting as a single class (with the Preferred Stock voting on an as-converted basis), will constitute the stockholders’ approval of the proposals, which in the case of the Say on Pay Vote, will be non-binding. For purposes of the Say on Pay Vote and the Accounting Firm Proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. For purposes of the Say on Pay Vote and the Accounting Firm Proposal, broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. If you do not provide your broker with voting instructions regarding the Accounting Firm Proposal, they will have discretionary authority to vote your shares on the Accounting Firm Proposal.
What are the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies. Our directors, officers and employees may solicit proxies in person or by e-mail or other electronic means or by telephone. We will pay these directors, officers and employees no additional compensation for these services. We will ask banks, brokers and other nominees to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their reasonable, out-of-pocket expenses.
In addition, we have retained Okapi Partners LLC to aid in the solicitation of proxies. We will pay Okapi Partners LLC fees of $25,000 plus reimbursement of its reasonable out-of-pocket costs for its services. If you have questions about the Annual Meeting or need additional copies of this Proxy Statement or additional proxy cards, please contact our proxy solicitation agent as follows:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Banks and Brokerage Firms, please call (212) 297-0720
Stockholders, please call (877) 629-6355
Via email at HC2proxy@okapipartners.com
What constitutes a quorum for the 2020 Annual Meeting?
The presence online at the 2020 Annual Meeting or by proxy, of the holders of a majority of the voting power of the capital stock of HC2 outstanding and entitled to vote at the 2020 Annual Meeting, including its Common Stock and Preferred Stock, on an as-converted basis, is necessary to constitute a quorum at the 2020 Annual Meeting. Votes of stockholders of record who are present online at the 2020 Annual Meeting or by proxy, broker non-votes and abstentions will be counted for purposes of determining whether a quorum exists. A quorum is necessary before business may be transacted at the 2020 Annual Meeting except that, even if a quorum is not present, with respect to some or all matters to be voted upon, the chairman of the 2020 Annual Meeting or the holders of shares having a majority of the voting power present online at the 2020 Annual Meeting or by proxy, with respect to the matter or matters to be voted upon, shall have the power to adjourn the 2020 Annual Meeting, from time to time until a quorum is present with respect to such matter or matters to be voted upon. As of the Record Date, there were (i) 46,550,384 shares of Common Stock outstanding and entitled to vote, (ii) 12,500 shares of Series A Preferred Stock, equal to 2,988,182 shares of Common Stock on an as-converted basis and (iii) 14,000 shares of Series A-2 Preferred Stock, equal to 1,997,147 shares of Common Stock on an as-converted basis; however, 6,125 shares of Series A Preferred Stock, equal to 1,464,209 shares of Common Stock on an as-converted basis, and 10,000 shares of Series A-2 Preferred Stock, equal to 1,426,534 shares of Common Stock on an as-converted basis, were owned by Continental, and, pursuant to Delaware law, such shares may not be voted at the 2020 Annual Meeting. Therefore, as of the Record Date, there were a total of 48,644,970 shares of Common Stock (including the Preferred Stock on an as-converted basis and excluding the Preferred Stock that may not be voted on an as-converted basis) outstanding and entitled to vote. Thus, the holders of 24,322,486 shares of Common Stock or its equivalents must be present online at the 2020 Annual Meeting or represented by proxy at the 2020 Annual Meeting to have a quorum for the transaction of business.

BUSINESS HIGHLIGHTS
Fiscal year 2019 was a year of significant milestones for the Company. Our management team, including our named executive officers, oversaw the following significant developments of the Company.
Fiscal Year 2019 Corporate Performance Highlights
We believe that a skilled and motivated team of senior executives is essential to achieving positive results and implementing our business objectives. We have continued to structure our compensation program to provide our named executive officers and other senior executives with levels of compensation that we believe are necessary to retain their services and with incentives designed to achieve favorable results and successfully implement our business objectives, in both the short and long term. As a result of the strong efforts by our current executive leadership team, we achieved a number of financial and strategic objectives during fiscal year 2019:
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Global Marine Systems Limited (“Global Marine”) announced the sale of its stake in Huawei Marine Networks Co., Limited (“HMN”), its 49% joint venture with Huawei Technologies Co., Ltd., to Hengtong Optic-Electric Co Ltd (“Hengtong”), valuing Global Marine’s stake at $140 million. Under the agreement between Global Marine and Hengtong, Global Marine is selling 30% of HMN to Hengtong at closing and retaining a 19% interest in HMN under a two-year put option agreement at the greater of the equity value of the transaction or fair market value. The transaction closed in May 2020, and HC2’s share of the net proceeds will be used to reduce debt at the HC2 holding company level. Subsequent to the end of 2019, HC2 completed the sale of its stake in Global Marine, and redeemed approximately $77 million of HC2’s 11.5% Senior Secured Notes.

•
DBM Global Inc. (“DBM”) grew adjusted EBITDA 24% from the prior year, driven by positive execution of projects in the Western U.S., and a full year of contributions from GrayWolf Industrial, Inc., a premier specialty maintenance, repair and installation services provider. At the end of 2019, DBM had a near-record adjusted backlog of approximately $826 million.

•
American Natural Energy Corp. (“ANG”) completed the acquisition of ampCNG, LLC stations in June, adding 20 new natural gas fueling stations located primarily in the Southeast U.S. and Texas, and expanding ANG’s network reach to over 60 stations, making it one of the largest owners and operators of compressed natural gas stations in the country. ANG delivered 19 million gasoline gallon equivalents in 2019, and continued to focus on increasing capacity utilization by increasing sales volumes across its network of existing compressed natural gas stations.

•
PTGi International Carrier Services, Inc. continued to focus on higher margin wholesale traffic mix and improved operating efficiencies in order to maximize cash flows.

•
Continental generated pre-tax adjusted operating income of $85.7 million, driven by favorable claims development, conservative underwriting, focused asset management and experienced liability management. At the end of 2019, Continental had cash and invested assets of approximately $4.5 billion and total adjusted capital of $338 million.

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Pansend Life Sciences, LLC’s (“Pansend”) portfolio company MediBeacon Inc. (“MediBeacon”) entered into a definitive agreement with Huadong Medicine (“Huadong”), and received an initial $15 million equity payment at a pre-money valuation of $300 million in exchange for exclusive rights to MediBeacon’s portfolio of assets in Greater China. MediBeacon will receive a second $15 million equity payment at a pre-money valuation of $400 million upon achieving U.S. FDA approval for its transdermal glomerular filtration rate (“GFR”) measurement system, which is intended to measure GFR in patients with impaired or normal renal function. Additionally, Pansend’s portfolio company R2 Technologies, Inc. (“R2”) also entered into an exclusive distribution agreement with Huadong for the Asia-Pacific region in exchange for an equity investment to fund R2’s next phase of product and market development.

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HC2 Broadcasting Holdings Inc. (“HC2 Broadcasting Holdings”) continued to build out its nationwide over-the-air broadcast television station platform, and as of March 2020 encompassed 210 operational stations, covering approximately 130 U.S. markets, including 34 of the top 35 markets across the U.S. HC2 Broadcasting Holdings also completed a $79 million refinancing to retire its existing debt, fund pending acquisitions, working capital and general corporate purposes, and significantly reduced losses during 2019 due to targeted cost-cutting measures across the platform. Further, in 2019, it announced a new carriage agreement with beIN SPORTS XTRA, making it the first live 24/7 sports channel available on free over-the-air broadcast television and earlier in 2020, announced additional carriage agreements with DABL (CBS Television lifestyle diginet) and Cheddar (an Altice USA channel). As the media landscape continues to change, the Company’s broadcasting business is becoming a compelling alternative distribution platform for content providers.
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The Company reduced its non-operating corporate overhead by $8 million from the prior year and has reduced overhead by approximately 40% over the last three years.

Recent Governance Developments
On May 14, 2020, the Company announced an agreement to reconstitute the Board following engagement with stockholders. Pursuant to the agreement, four new directors — Kenneth S. Courtis, Avram A. “Avie” Glazer, Michael Gorzynski and Shelly C. Lombard — were appointed to the Board, with Mr. Glazer being appointed Chairman of the Board. The Company had previously announced the nominations of Mr. Glazer and Ms. Lombard for election at the 2020 Annual Meeting as part of the Board’s ongoing refreshment efforts and commitment to incorporating stockholder feedback and to enhancing value for all stockholders. As part of the reconstitution of the Board, three of the current directors — Robert V. Leffler, Jr., Lee S. Hillman and Julie Totman Springer — announced that they will not stand for re-election at the 2020 Annual Meeting.
If the seven nominees identified in this Proxy Statement are elected, it will result in more than 50% of the directors being refreshed following the 2020 Annual Meeting based on collaboration with stockholders.

EXECUTIVE COMPENSATION AND GOVERNANCE HIGHLIGHTS
The following is an overview of the highlights of our compensation and governance structure, and the fundamental compensation and governance policies and practices we do and do not use.
WHAT WE DO	WHAT WE DON’T DO
Separation of the roles of Chairman of the Board and CEO	No excise tax gross-ups upon a change in control
Majority voting for directors in uncontested elections	No hedging activities by our executives and directors
Actively engage with stockholders and act on stockholder feedback	No defined benefit or supplemental retirement plans
Refreshed 50% of the Board following process of engagement with stockholders	No perquisites or other personal benefits to executive officers that are not available to all employees
Use of performance-based compensation to align the interests of our executives and stockholders	No dividends on unvested equity awards until, and only to the extent that, those awards vest
Minimum vesting requirement – one year from the date an award is made	No repricing or buyouts of underwater options or stock appreciation rights
Double-trigger vesting – a “change in control” must also be accompanied by a qualifying termination to trigger acceleration of vesting	No liberal recycling provisions or “evergreen” provisions in equity plans
Stock option exercise prices and SAR grant prices at or above the fair market value on the grant date
Robust succession planning for our Chief Executive Officer (“CEO”)
Encourage continuing education for directors

ELECTION OF DIRECTORS
(PROPOSAL 1)
The size of our Board is determined by resolution of the Board, subject to the requirements of our Second Amended and Restated Certificate of Incorporation and By-Laws. Our Board currently consists of the following 10 directors: Avram A. Glazer, Wayne Barr, Jr., Kenneth S. Courtis, Philip A. Falcone, Warren H. Gfeller, Michael Gorzynski, Lee S. Hillman, Robert V. Leffler, Jr., Shelly C. Lombard and Julie Totman Springer. In connection with the Company entering into the Investor Agreements (as hereinafter defined), on May 13, 2020, each of Robert V. Leffler, Jr., Lee S. Hillman and Julie Totman Springer notified the Board that he or she has chosen not to stand for re-election at the 2020 Annual Meeting. On May 13, 2020, at the recommendation of the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”), and in accordance with the By-Laws, the Board approved, by resolution of the Board, to increase the size of the Board from six directors to 10 directors, effective as of that date and until the Annual Meeting. Pursuant to the MG Capital Agreement (as hereinafter defined), until the completion of the 2020 Annual Meeting, the size of the Board will not be increased above 10 directors without unanimous Board approval, and following the 2020 Annual Meeting and during the Standstill Period (as hereinafter defined), the size of the Board will not be increased above seven directors without unanimous Board approval. For further discussion of the Investor Agreements, please see “Board of Directors — Resolution of Stockholder Nominations”.
The Board also intends to reconstitute the committees of the Board after the 2020 Annual Meeting if the nominees are elected, to reflect the diversity of opinions, skillsets and qualifications of the reconstituted Board.
At the recommendation of the Nominating and Governance Committee, our Board has nominated the following seven individuals for election as a director at the 2020 Annual Meeting, to hold office until the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) and until his or her successor is duly elected and qualified: Avram A. Glazer, Wayne Barr, Jr., Kenneth S. Courtis, Philip A. Falcone, Warren H. Gfeller, Michael Gorzynski and Shelly C. Lombard. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.
Each nominee is to be elected by a majority of the votes cast by holders of the Common Stock and Preferred Stock, in each case, outstanding and entitled to vote, voting as a single class (with the Preferred Stock voting on an as-converted basis).
If you vote by proxy, the proxy holders will vote your shares in the manner you indicate. If you properly submit a proxy, but do not indicate any voting instructions, the named proxy holders will vote the shares of Company Securities represented thereby for the election as directors of the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors.
Each nominee has consented to be named in this Proxy Statement, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve or for good cause will not serve as a director, it is intended that proxies will be voted for a substitute nominee designated by the Board, or, in the discretion of the Board, the Board may elect to reduce its size.
Pursuant to our By-Laws, written notice by stockholders of qualifying nominations for election to our Board of Directors must have been received by our Corporate Secretary by February 14, 2020. On May 14, 2020 we announced that the number of directors standing for election at the Annual Meeting would be increased to seven, which pursuant to our By-Laws, allowed certain stockholders to submit qualifying nominations for election to our Board of Directors for one additional seat until May 24, 2020. We did not receive any such nominations, and no other nominations for election to our Board may be made by stockholders at the Annual Meeting.
Board Recommendation
The Board unanimously recommends a vote “FOR” the election of Messrs. Glazer, Barr, Courtis, Falcone, Gfeller, Gorzynski and Ms. Lombard as directors.

BOARD OF DIRECTORS
Information Regarding Directors
Set forth below is certain information with respect to our nominees for election as directors at the 2020 Annual Meeting, all of whom are current directors of the Company. This information has been provided by each director or director nominee at the request of the Company. None of the directors or nominees is related to any other director or nominee or to any executive officer of the Company. Each of the director nominees has been nominated by our Board for election at the 2020 Annual Meeting, to hold office until the 2021 Annual Meeting in accordance with the Investment Agreements and until his or her successor is duly elected and qualified.
Director Nominees.
Name	Age	Independent	Committee Membership	Director Since
Avram A. Glazer	59	Yes	—	2020
Wayne Barr, Jr.	56	Yes	Audit Committee, Compensation Committee, Nominating and Governance Committee	2014
Kenneth S. Courtis	65	Yes	—	2020
Philip A. Falcone	57	No	—	2014
Warren H. Gfeller	67	Yes	Audit Committee (Chair), Compensation Committee, Nominating and Governance Committee	2016
Michael Gorzynski	42	Yes	—	2020
Shelly C. Lombard	60	Yes	—	2020

Avram A. Glazer, Chairman of the Board
Age: 59
Director Since: 2020

Mr. Glazer has served as a director, and as Chairman of the Board, of HC2 since May 2020. Mr. Galzer is the principal of Lancer Capital LLC (“Lancer Capital”) and currently serves as Executive Co-Chairman and Director of Manchester United Plc (NYSE: MANU). Mr. Glazer served as President and Chief Executive Officer of Zapata Corporation, a U.S. public company, from March 1995 to July 2009 and Chairman of the Board of Zapata Corporation from March 2002 to July 2009. He was also previously Chairman and Chief Executive Officer of Safety Components International and Omega Protein Corporation. Mr. Glazer received a business degree from Washington University in St. Louis in 1982. He received a law degree from American University, Washington College of Law in 1985.

Wayne Barr, Jr.
Age: 56
Director Since: 2014

Mr. Barr has served as a director of HC2 since January 2014 and as Lead Director during March 2020. Mr. Barr serves and has served as a director of certain HC2 subsidiaries. Since March 2019, Mr. Barr has been the President and CEO of CCUR Holdings, Inc. (OTCQB: CCUR) (“CCUR”). He joined the CCUR board in 2016 and was Executive Chairman of CCUR until April 2020. He joined the board of directors of CCUR in 2016 and was made Executive Chairman, President and CEO in March 2019. Mr. Barr is also a member of the board of directors of Alaska Communications Group, Inc., (NASDAQ: ALSK), which he joined in March 2018, where he is chairman of the Compensation and Personnel Committee and serves on the Nominating and Governance Committee. Mr. Barr is the principal of Oakleaf Consulting Group LLC, a management consulting firm focusing on technology and telecommunications companies, which he founded in 2001. Mr. Barr also co-founded and was president from 2003 to 2008 of Capital & Technology Advisors, a management consulting and restructuring firm and served as Managing Director of Alliance Group of NC, LLC, a full service real estate firm providing brokerage, planning and consulting services throughout North Carolina to a wide variety of stakeholders including landowners, developers, builders and investors, from 2013 through September 2018. Mr. Barr has previously served on the boards of directors of several companies, including as a director of Aviat Networks, Inc. (NASDAQ: AVNW) from November 2016 to November 2018. Mr. Barr received his J.D. degree from Albany Law School of Union University and is admitted to practice law in New York State. He is also a licensed real estate broker in the state of North Carolina.

Kenneth S. Courtis
Age: 65
Director Since: 2020

Mr. Courtis has served as a director of HC2 since May 2020. Mr. Courtis is a financial executive with more than 30 years of banking, investment management and board service experience. Since January 2009, Mr. Courtis has served as the Chairman of Starfort Investment Holdings. Previously, he served as Vice Chairman and Managing Director of Goldman Sachs, and Chief Economist and Investment Strategist of Deutsche Bank Asia. He received an undergraduate degree from Glendon College in Toronto and an MA in international relations from Sussex University in the United Kingdom. Mr. Courtis earned an MBA at the European Institute of Business Administration and received a Doctorate with honors and high distinction from l’Institut d’etudes politiques, Paris.

Philip A. Falcone
Age: 57
Director Since: 2014

Mr. Falcone has served as a director of HC2 since January 2014, and as President and CEO of HC2 since May 2014 and is a director of several of HC2’s subsidiaries. Mr. Falcone previously served as Chairman of the Board from May 2014 until April 2020. Mr. Falcone served as a director, Chairman of the Board and Chief Executive Officer of HRG Group, Inc. (f/k/a Harbinger Group Inc., “HRG”) from July 2009 to November 2014. From July 2009 to July 2011, Mr. Falcone also served as the President of HRG. Mr. Falcone is also the Chief Investment Officer and Chief Executive Officer of Harbinger Capital, and is the Chief Investment Officer of other Harbinger Capital-affiliated funds. Mr. Falcone co-founded the funds affiliated with Harbinger Capital in 2001. Mr. Falcone has over two decades of experience in leveraged finance, distressed debt and special situations. Prior to joining the predecessor of Harbinger Capital, Mr. Falcone served as Head of High Yield trading for Barclays Capital. From 1998 to 2000, he managed the Barclays High Yield and Distressed trading operations. Mr. Falcone held a similar position with Gleacher Natwest, Inc., from 1997 to 1998. Mr. Falcone began his career in 1985, trading high yield and distressed securities at Kidder, Peabody & Co. Mr. Falcone served as a member of the board of directors of Inseego Corp. (NASDAQ: INSG), a provider of intelligent wireless solutions for the worldwide mobile communications market from 1994 through August 2018, as its Chairman of the Board from May 2017 through August 2018, and as a member of its Audit Committee from June 2017 through August 2018. Mr. Falcone received an A.B. in Economics from Harvard University.

Warren H. Gfeller
Age: 67
Director Since: 2016

Mr. Gfeller has served as a director of HC2 since June 2016 and served as interim non-executive Chairman of the Board from April 1, 2020 through May 13, 2020, and was a director of Global Marine Holdings, LLC, a majority owned subsidiary of HC2 from June 2018 until its sale in February 2020. He has been a member of the board of directors of Crestwood Equities Partners LP (NYSE: CEQP) since 2013, where he serves as Lead Director, Compensation Committee Chairman and as a member of the Finance Committee. He served as Lead Director and as a member of the Compensation Committee of Crestwood Midstream Partners LP from 2013 until its merger with Crestwood Equities Partners LP in November 2015. Mr. Gfeller served as Lead Director and Chairman of the Audit Committee of Inergy Holdings, L.P. from 2001 to 2013, Inergy Midstream Partners from 2011 to 2013 and Inergy Holdings GP LLC from 2005 to 2011. Mr. Gfeller served as Lead Director, Chairman of the Audit Committee and as a member of the Compensation Committee of Zapata Corporation from 1997 to 2009, and as Chairman of the Board and a member of the Audit Committee of Duckwall-Alco Stores, Inc. from 2003 to 2009. Mr. Gfeller also served as a director of Houlihan’s Restaurant Group from 1993 to 1998 and as a director of Synergy Gas, Inc. from 1992 to 1995. He also served as President and Chief Executive Officer from 1986 to 1991, and as a Director from 1987 to 1991, of Ferrellgas,

Inc. (now Ferrellgas Partners LP (NYSE: FGP)) (“Ferrellgas”), a retail and wholesale marketer of propane and other natural gas liquids. Mr. Gfeller began his career with Ferrellgas in 1983, as an executive vice president and financial officer. Prior to joining Ferrellgas, Mr. Gfeller was the Chief Financial Officer of Energy Sources, Inc. from 1978 to 1983 and a Certified Public Accountant at Arthur Young & Co. from 1974 to 1978. Mr. Gfeller received a Bachelor of Arts degree from Kansas State University.

Michael Gorzynski
Age: 42
Director Since: 2020

Mr. Gorzynski has served as a director of HC2 since May 2020. Mr. Gorzynski is the director of MG Capital Management Ltd., an investment firm focused on complex value-oriented investments. Previously, he invested in special situations globally at Third Point LLC, a large asset management firm, where he focused on macro, event-driven, distressed, and private investments across the capital structure. Mr. Gorzynski is an expert in restructurings and in the insurance and banking industries, having participated in multiple large-scale bank and insurance company restructurings. He began his career at Credit Suisse First Boston in the technology investment banking group and at Spectrum Equity Investors a private equity fund in Boston. Mr. Gorzynski earned a B.A. from the University of California, Berkeley, and received an MBA from Harvard Business School.

Shelly C. Lombard
Age: 60
Director Since: 2020

Ms. Lombard has served as a director of HC2 since May 2020. Ms. Lombard has over 30 years of experience analyzing and investing in high yield and distressed debt and special situation equities. She is currently an independent consultant who does financial and credit analysis for individual clients, as well as financial trading. Prior to becoming an independent consultant, she was the head of research at Britton Hill Capital from 2011-2014. Before joining Britton Hill, she was a senior high yield research analyst from 2003-2010, covering the automotive industry and was frequently quoted in The New York Times, The Wall Street Journal and CNBC. Ms. Lombard is a lecturer in the graduate business executive education programs at the Wharton School, Columbia University and the University of North Carolina-Chapel Hill. Ms. Lombard received her MBA in Finance from Columbia University and her BA in Communications from Simmons College.
Analysis of Our Directors in Light of Our Business
We are a diversified holding company with seven reportable operating segments based on management’s organization of the enterprise: Construction, Energy, Telecommunications, Insurance, Life Sciences, Broadcasting and Other, which includes businesses that do not meet the separately reportable segment thresholds. We expect to continue to focus on acquiring and investing in businesses with attractive assets that we consider to be undervalued or fairly valued and growing our acquired businesses.
Our Board has considered the experience, qualifications, attributes and skills of its members in light of our business and structure. In addition, our Board has considered, among other things, (i) the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic, (ii) the importance of Board continuity, Board experience and stability in light of the circumstances and (iii) requirements of the Investor Agreements entered into with certain of our stockholders. In particular, with respect to each of our current directors, the Board considered:
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Mr. Glazer’s significant holding company and operational expertise, track record of leading a public company and creating stockholder value, as well as his service and leadership on multiple boards of directors of both public and private companies.

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Mr. Barr’s experience as a director in the telecommunications and technology industries and his knowledge regarding management consulting matters, which are valuable to HC2 and the Board, especially in light of its telecommunications operations.

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Mr. Courtis’ experience in global investment banking and investment management, in addition to his long history of board service.

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Mr. Falcone’s success in the growth of HRG during his tenure as Chairman of the Board and Chief Executive Officer, as well as his extensive investment experience consisting of over two decades in leveraged finance, distressed debt and special situations.

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Mr. Gfeller’s experience in the energy industry and prior experience in various executive positions, as well as his service on the boards of directors of publicly traded companies, coupled with his extensive financial and accounting training and practice.

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Mr. Gorzynski’s experience in global private investment analysis, particularly his expertise in the insurance industry and restructurings.

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Ms. Lombard’s considerable financial and investment experience, particularly her expertise related to credit and mergers and acquisitions.

Certain Legal Proceedings Affecting Mr. Falcone
On September 16, 2013, the United States District Court for the Southern District of New York entered a final Judgment (the “Final Judgment”) approving a settlement between the SEC and Harbinger Capital, Harbinger Capital Partners Special Situations GP, LLC, Harbinger Capital Partners Offshore Manager, L.L.C., and Philip A. Falcone (collectively, the “HCP Parties”), in connection with two civil actions previously filed against the HCP Parties by the SEC. One civil action alleged that Harbinger Capital Partners Special Situations GP, LLC, Harbinger Capital Partners Offshore Manager, L.L.C., and Mr. Falcone violated the anti-fraud provisions of the federal securities laws by engaging in market manipulation in connection with the trading of the debt securities of a particular issuer from 2006 to 2008. The other civil action alleged that Harbinger Capital and Mr. Falcone violated the anti-fraud provisions of the federal securities laws in connection with a loan made by Harbinger Capital Partners Special Situations Fund, L.P. to Mr. Falcone in October 2009 and in connection with the circumstances and disclosure regarding alleged preferential treatment of, and agreements with, certain fund investors.
The Final Judgment barred and enjoined Mr. Falcone for a period of five years (after which he may seek to have the bar and injunction lifted) from acting as or being an associated person of any “broker,” “dealer,” “investment adviser,” “municipal securities dealer,” “municipal adviser,” “transfer agent,” or “nationally recognized statistical rating organization.”
During the period of the bar, Mr. Falcone may remain associated with Harbinger Capital and certain other Harbinger Capital-related entities; provided that, during such time, Mr. Falcone’s association will be limited as set forth in the Final Judgment. The HCP Parties must take all actions reasonably necessary to expeditiously satisfy all redemption requests of investors in the Harbinger Capital-related funds, which may include the orderly disposition of Harbinger Capital-related fund assets. In addition, during the bar period, the HCP Parties and certain Harbinger Capital-related entities may not raise new capital or make capital calls from existing investors. The Final Judgment required the HCP Parties to pay disgorgement, prejudgment interest, and civil penalties totaling approximately $18 million. In addition, certain of the activities of the HCP Parties at the Harbinger Capital-related funds were subject to the oversight of an independent monitor for two years.
Additionally, on October 7, 2013, HRG, Fidelity & Guaranty Life (f/k/a, Harbinger F&G, LLC, “FGL”), a subsidiary of HRG, Fidelity & Guaranty Life Insurance Company of New York (“FGL NY Insurance”), a subsidiary of FGL, and Mr. Falcone delivered a commitment to the New York State Department of Financial Services (the “NYDFS Commitment”) pursuant to which Mr. Falcone agreed for a period of up to seven years that he will not, directly or indirectly, individually or through any person or entity, exercise control (within the meaning of New York Insurance Law Section 1501(a)(2)) over FGL NY Insurance or any other New York-licensed insurer. In connection with the NYDFS Commitment, neither Mr. Falcone nor any employee of Harbinger Capital, may (i) serve as a director or officer of FGL or (ii) be involved in making investment decisions for FGL’s portfolio of assets or any funds withheld account supporting credit for reinsurance for FGL. The NYDFS Commitment provides that: (i) Mr. Falcone may continue to own any direct or indirect interest in HRG and serve as an officer or director of HRG and (ii) HRG may continue to own any direct or indirect interest in FGL NY Insurance and any other New York-licensed insurer. Any other activities related solely to FGL (other than FGL NY Insurance) are not prohibited and HRG executives may continue to serve on FGL’s board of directors. In addition, in connection with its re-domestication to Iowa, on October 7, 2013, Fidelity & Guaranty Life Insurance Company (“FGL Insurance”), a subsidiary of FGL, agreed to the conditions set by the Iowa Insurance Commissioner that neither Mr. Falcone nor any employees of Harbinger Capital may serve as an officer or director of FGL Insurance or FGL (but FGL Insurance may request that the Iowa Insurance Division lift this restriction after five years) and neither Mr. Falcone nor Harbinger Capital will be involved in making investment decisions for FGL Insurance or any funds withheld account that supports credit for reinsurance for FGL Insurance for five years. Continental is not licensed to operate in New York State, and does not currently operate in New York State; therefore, the ban does not apply to Continental.
In addition, Mr. Falcone is a named defendant in litigation in connection with certain personal financial matters. HC2 understands that Mr. Falcone continues to vigorously pursue his defense in connection with these matters, which may be time consuming and may result in the loss of certain shares of his investment in HC2.
Resolution of Stockholder Nominations
On May 13, 2020, we entered into a cooperation agreement (the “MG Capital Agreement”) with MG Capital Management Ltd., Percy Rockdale LLC and Rio Royal LLC (collectively, “MG Capital”). Also on May 13, 2020, in connection with the MG Capital Agreement, we entered into an agreement (the “Lancer Capital Agreement”) with Lancer Capital LLC (“Lancer Capital”) as well as an agreement (the “JDS1 Agreement” and, together with the Lancer Capital Agreement and MG Capital Agreement, the “Investor Agreements”) with JDS1, LLC and CCUR Holdings, Inc. (collectively, “JDS1”). Pursuant to the MG Capital Agreement, the Board agreed, among other things, to (i) increase the size of the Board from six to 10 directors and to subsequently decrease the size of the Board to seven directors, effective as of the 2020 Annual Meeting, (ii) appoint each of Kenneth S. Courtis, Shelly C. Lombard, Avram A. Glazer and Michael Gorzynski (collectively, the “New Directors”) to the Board and (iii) nominate and recommend each of the New Directors, and current directors Wayne Barr, Jr., Warren H. Gfeller and Philip A. Falcone, for election to the Board at the 2020 Annual Meeting for a term expiring at the 2021 Annual Meeting, subject to satisfaction of certain customary conditions. Mr. Glazer was also appointed as Chairman of the Board, effective May 13, 2020. In connection with the MG Capital Agreement, MG Capital agreed to irrevocably withdraw the notice of nomination of individuals for election as directors of the Company at the 2020 Annual Meeting that MG Capital previously submitted to us on February 13, 2020. The summary does not purport to be complete and is qualified in its entirety by reference to the Investor Agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 2020 and are incorporated herein by reference.
The Investor Agreements provide that each of MG Capital, JDS1 and Lancer Capital will appear in person or by proxy at any annual or special meeting of our stockholders held during the Standstill Period, including the 2020 Annual Meeting, will not participate or vote in any solicitation of written consents of our stockholders during the Standstill Period (unless expressly requested to do so by the Board), and will vote all shares of Common Stock beneficially owned by MG Capital, JDS1 or Lancer Capital (as applicable) at such meeting or in such consent solicitation in favor of all directors nominated by the Board for election and against the removal of any member of the Board. Each of MG Capital, JDS1 and Lancer Capital will also vote (i) in accordance with the Board’s recommendation with respect to any “say-on-pay” proposal and (ii) in accordance with the Board’s recommendation with respect to any other Company proposal or stockholder proposal or nomination presented at such meeting or solicitation of consents; provided, however, that in the event that both Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) recommend otherwise with respect to our “say-on-pay” proposal presented at an annual or special meeting held during the Standstill Period, MG Capital, JDS1 and Lancer Capital may each vote in accordance with the recommendation of ISS and Glass Lewis.
Under the terms of each of the Investor Agreements, MG Capital, JDS1 and Lancer Capital have each agreed to abide by customary standstill restrictions until 30 days prior to the deadline for submission of stockholder nominations of individuals for election as directors of the Company at the 2021 Annual Meeting (the “Standstill Period”), including, among other things, not to (i) fail to comply with all applicable laws and regulatory rules and obtain all applicable regulatory approvals when acquiring beneficial ownership (inclusive of derivatives) of shares of the Company’s common stock to the extent such acquisition would require mandatory prior approval from any regulatory authority with competent jurisdiction over the Company, (ii) engage in the solicitation of proxies, votes or written consents of stockholders or become a participant in the solicitation of proxies with respect to securities of the Company, (iii) form, join or in any way participate in any “group” as defined pursuant to Section 13(d) of the Exchange Act with respect to any shares of the Company’s common stock (subject to certain exceptions), (iv) (A) make any proposal or other matter to our stockholders at any annual or special meeting of our stockholders, (B) make any public offer or proposal to our stockholders with respect to any merger, tender (or exchange) offer, acquisition, recapitalization, restructuring, disposition or other business combination involving the Company or any of its significant subsidiaries, (C) solicit a third party to make an offer or proposal with respect to a business combination involving the Company or any of its subsidiaries, or encourage a third party in making such a proposal, (D) comment on any third party proposal regarding a business combination with respect to the Company or any of its significant subsidiaries or (E) make any private proposal to the Company that would reasonably be expected to require the Company or any of the parties to the Investor Agreements to make public disclosure, or (v) seek additional representation on the Board or the removal of any member of the Board. In addition, under the terms of each of the Investor Agreements, the parties also agreed to customary mutual non-disparagement obligations.
Pursuant to the MG Capital Agreement, until the completion of the 2020 Annual Meeting, the size of the Board will not be increased above 10 directors without unanimous Board approval, and following the 2020 Annual Meeting and during the Standstill Period, the size of the Board will not be increased above seven directors without unanimous Board approval. In connection with our entering into the Investor Agreements, on May 13, 2020, each of Robert V. Leffler, Jr., Lee S. Hillman and Julie Totman Springer notified the Board that he or she has chosen not to stand for re-election at the 2020 Annual Meeting. Their decisions not to stand for re-election were not due to any disagreement with the Company.
The Investor Agreements will each terminate upon the earlier of (i) the conclusion of the Standstill Period and (ii) the delivery of written notice by either of the parties to each of the Investor Agreements to the other party of a material breach of such Investor Agreement by such other party (subject to a 10 business day cure period).
In addition, pursuant to the MG Capital Agreement, the Company reimbursed MG Capital for its fees and expenses incurred in connection with its consent solicitation, the 2020 Annual Meeting and the MG Capital Agreement, in an amount equal to $352,290.25 (the “Initial Reimbursement”). Between the date of the Initial Reimbursement and the date of the 2020 Annual Meeting, the Company agreed to reimburse MG Capital in an aggregate amount not exceeding $650,000 (inclusive of the Initial Reimbursement, the “Cap”), which the Company agreed to reimburse on a dollar-for-dollar basis at the same time as the Company reimburses its third party vendors in connection with MG Capital’s consent solicitation and the 2020 Annual Meeting.
Director Independence
The Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “HCHC.” Under the corporate governance listing standards of the NYSE, at least a majority of the Company’s directors, and all of the members of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee, must meet the test of “independence” as defined under the listing standards of the NYSE. The NYSE listing standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. We have also adopted director independence standards included in our Guidelines (as defined in the section entitled “Corporate Governance Guidelines” beginning on page 19 of this Proxy Statement), which our Board uses to determine if a particular director is independent.
In addition to the independence standards discussed above, members of the Audit Committee must satisfy enhanced independence requirements established by the SEC and the NYSE for audit committee members. Specifically, members of the Audit Committee may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation and they may not be an affiliated person of the Company or any of its subsidiaries.

Finally, in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee, including (1) the source of compensation of the director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and (2) whether the director is affiliated with the Company, its subsidiaries or its affiliates.
In March through May 2020, the Board undertook a review of director independence. During this review, the Board considered, among other things, relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and the Company and its subsidiaries and affiliates, on the other hand. The purpose of the review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent as defined under the NYSE listing standards and our Guidelines, as well as the additional independence requirements applicable to Audit Committee and Compensation Committee members. Based on the review, our Board has affirmatively determined that Messrs. Glazer, Barr, Courits, Gfeller, Gorzynski, and Ms. Lombard are independent directors under NYSE listing standards and our Guidelines and are independent for purposes of serving on the Audit Committee, Compensation Committee and Nominating and Governance Committee.
Board Committees
Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Our committees are composed entirely of independent directors as defined under the rules, regulations and listing qualifications of the NYSE. From time to time, our Board may also create additional committees for special purposes.
The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:
Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Avram A. Glazer+
Wayne Barr, Jr.*
Kenneth S. Courtis
Philip A. Falcone
Warren H. Gfeller*
Michael Gorzynski
Lee S. Hillman*
Robert V. Leffler, Jr.
Shelly C. Lombard
Julie Totman Springer
Number of Meetings Held During 2019	5	9	2

*
Audit Committee financial expert

+
Chairman of the Board

        Chair of the Committee
Audit Committee and Audit Committee Financial Expert
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. During the year ended December 31, 2019, the Audit Committee held five meetings. The Audit Committee currently consists of Warren H. Gfeller (Chairman), Wayne Barr, Jr., Lee S. Hillman and Robert V. Leffler, Jr., each of whom is an independent director. Our Board has determined that each of Messrs. Barr, Gfeller and

Hillman qualify as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Board has considered the qualifications of the current members of the Audit Committee and has determined that they possess the skills necessary to review and analyze the Company’s financial statements and processes and to fulfill their other duties in accordance with the terms of the Audit Committee Charter.
The Audit Committee is responsible, among its other duties, for appointing, compensating and overseeing the Company’s independent registered public accounting firm, pre-approving all audit and non-audit services by the independent registered public accounting firm, reviewing the scope of the audit plan and the results of each audit with management and the independent registered public accounting firm, reviewing the Company’s internal audit function, reviewing the adequacy of the Company’s system of internal accounting controls and disclosure controls and procedures, reviewing the financial statements and other financial information included in the Company’s annual and quarterly reports filed with the SEC and exercising oversight with respect to the Company’s code of conduct (the “Code of Conduct”) and other policies and procedures regarding adherence with legal requirements. The Audit Committee’s duties are set forth in the Audit Committee Charter. A copy of the Audit Committee Charter is available under the “Investor Relations — Corporate Governance” section of our website at www.hc2.com.
Compensation Committee
During the year ended December 31, 2019, the Compensation Committee held nine meetings. The Compensation Committee currently consists of Robert V. Leffler, Jr. (Chairman), Wayne Barr, Jr., Warren H. Gfeller and Lee S. Hillman, each of whom is independent and a “non-employee director” as defined by Rule 16b-3 under the Exchange Act.
The Compensation Committee is primarily responsible for establishing and periodically reviewing the compensation of our CEO, our other executive officers and recommending for Board approval the compensation for our non-employee directors. The Compensation Committee is also responsible for administering our equity compensation plans, which includes the authority to decide compensation matters pertaining to the Second Amended and Restated 2014 Omnibus Equity Award Plan (the “Second Amended 2014 Plan”), including the approval of equity instruments under the Second Amended 2014 Plan as well as administering and approving the Company’s annual incentive plan, if any. The CEO recommends to the Compensation Committee the compensation for our executive officers other than the CEO. The Compensation Committee is responsible for reviewing and assessing whether the Company’s compensation program encourages excessive risk and determines whether it is competitive in the marketplace. The DGCL generally permits the Compensation Committee to delegate its authority and responsibilities to subcommittees consisting of one or more members of such committee. A copy of the Compensation Committee Charter is available under the “Investor Relations — Corporate Governance” section of our website at www.hc2.com.
In addition, the Compensation Committee has the sole authority to hire, and to dismiss, a compensation consultant.
Nominating and Governance Committee
During the year ended December 31, 2019, the Nominating and Governance Committee held two meetings. The Nominating and Governance Committee currently consists of Robert V. Leffler, Jr. (Chairman), Wayne Barr, Jr., Warren H. Gfeller and Lee S. Hillman.
The Nominating and Governance Committee is responsible for (i) identifying, reviewing and evaluating candidates to serve as directors of the Company, (ii) serving as a focal point for communication between such candidates, non-committee directors and the Company’s senior management, (iii) recommending such candidates to the Board and (iv) making such other recommendations to the Board regarding the governance affairs relating to the directors of the Company (excluding director compensation, which is the responsibility of the Compensation Committee) and advising the Board with respect to Board composition, procedures and committees. The Nominating and Governance Committee’s duties are set forth in the Nominating and Governance Committee Charter. A copy of the Nominating and Governance Committee Charter is available under the “Investor Relations — Corporate Governance” section of our website at www.hc2.com.

Corporate Governance Guidelines
The Board has approved, following recommendation by the Nominating and Governance Committee, Corporate Governance Guidelines (the “Guidelines”), which address director qualifications and independence standards, responsibilities of the Board, access to management and independent advisors, certain Board compensation matters, procedures for review of related party transactions, Board orientation and continuing education, Board committees, succession planning, communications with stockholders and the media, and certain matters with respect to our Code of Conduct. A copy of the Guidelines is available under the “Investor Relations — Corporate Governance” section of our website at www.hc2.com.
Director Nomination Process
The Nominating and Governance Committee has the primary responsibility for identifying, evaluating, reviewing and recommending qualified candidates to serve on the Board. The Nominating and Governance Committee considers the following factors set forth in the Nominating and Governance Committee Charter in selecting candidates for Board service: experience, skills, expertise, diversity (“Diversity Considerations”), personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and other relevant factors deemed appropriate in the context of the needs of the Board. In evaluating Diversity Considerations, the Nominating and Governance Committee utilizes an expansive definition of diversity that includes differences of experience, education and talents, among other things. While the Nominating and Governance Committee does not have a formal diversity policy, it seeks to achieve a range of talents, skills and expertise on the Board and evaluates each nominee with regard to the extent to which he or she contributes to this overall mix.
The Nominating and Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors and stockholders, members of management, the Company’s advisors and executive search firms. The Nominating and Governance Committee will consider director candidates recommended by stockholders, in accordance with the procedures described below, and will evaluate such director candidates in the same manner that it evaluates candidates recommended by other sources. For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Nominating and Governance Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates. Directors are obligated to complete orientation training concerning the Company and to comply with limitations on outside activities that directors may engage in without Board approval.
Stockholders may submit written recommendations of director candidates by submitting such recommendation, including the candidate’s name and contact information and a statement of the candidate’s background and qualifications, to HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: Corporate Secretary.
The Nominating and Governance Committee is responsible for reviewing and making a recommendation to the Board regarding the continued service of the Company’s directors, (i) based upon service to the Company during a director’s term, attendance, participation, quality of performance and actual or potential conflicts of interest and (ii) in the event an employee director’s employment with the Company is terminated for any reason or a non-employee director changes his/her primary job responsibility since the time such director was most recently elected to the Board. The Guidelines provide that members of the Company’s management serving on the Board who cease to serve as a member of the Company’s management shall offer his or her resignation from the Board effective on the last date of employment; while the Board need not accept such offer of resignation, in general a member of the Company’s management shall not continue to serve as a member of the Board following such cessation of employment. The Guidelines also provide that members of the Board will offer to resign from the Board upon the occurrence of certain specified sanctions, charges or admissions of fault or liability, subject to the Board’s refusal to accept such resignations in certain circumstances.
The Nominating and Governance Committee Charter and the Guidelines are intended to provide a flexible set of criteria for the effective functioning of the Company’s director nomination process. The Nominating and Governance Committee intends to review its Charter and the Guidelines at least annually and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances evolve, and as applicable legal or listing standards change. The Nominating and Governance Committee may recommend to the Board for approval amendments to the Nominating and Governance Committee Charter and Guidelines at any time.
Following a process of constructive engagement with stockholders, the Company announced, on April 21, 2020, that Avram A. “Avie” Glazer of Lancer Capital, LLC, a significant stockholder of Common Stock, would be included on the Company’s slate of director nominees at the 2020 Annual Meeting. On May 4, 2020, the Company announced that Shelly C. Lombard of JDS1, LLC, another significant stockholder, would also be included on the Company’s slate of director nominees.
After further engagement with stockholders, on May 13, 2020, the Board, based on the recommendation of the Nominating and Governance Committee, agreed to appoint Mr. Glazer and Ms. Lombard, as well as Kenneth S. Courtis and Michael Gorzynski, to the Board, effective immediately, and to nominate the foregoing appointees for election to the Board at the 2020 Annual Meeting. The Board and the Nominating and Governance Committee determined that each of Messrs. Courtis, Glazer and Gorzynski, and Ms. Lombard, qualified as an independent director under the applicable rules of the New York Stock Exchange and the rules and regulations of the SEC.
See “Resolution of Stockholder Nominations” above for a discussion of the Investment Agreements entered into by the Company with certain of its stockholders.
Stockholder and Other Interested Party Communications With the Board and/or Non-Employee Directors
The Board welcomes communications from the Company’s stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may send written communications to the Board or the non-employee directors by writing to the Board or the non-employee directors at the following applicable address: Board/Non-Employee Directors, HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: Corporate Secretary. Communications by email should be addressed to corpsec@hc2.com and marked “Attention: Corporate Secretary” in the “Subject” field. The Corporate Secretary will review and forward all communications from stockholders or other interested parties to the intended recipient.
Meeting Attendance
During the year ended December 31, 2019, our Board held 11 meetings. During 2019, each of our directors (other than Mr. Leffler) attended more than 75% of the aggregate number of meetings of our Board held during the period in which he was a director and the committees on which he served during the periods that he served. Mr. Leffler attended fewer than 75% of the aggregate number of meetings of our Board held during 2019 due to health issues. Directors are expected, absent schedule conflicts, to attend our annual meeting of stockholders each year. All of our then-serving directors attended our 2019 annual meeting of stockholders (the “2019 Annual Meeting”).
Code of Conduct
We have adopted a Code of Conduct applicable to all directors, officers and employees, including the CEO, senior financial officers and other persons performing similar functions. The Code of Conduct is a statement of business practices and principles of behavior that support our commitment to conducting business in accordance with the highest standards of business conduct and ethics. Our Code of Conduct covers, among other things, compliance resources, conflicts of interest, compliance with laws, rules and regulations, internal reporting of violations and accountability for adherence to the Code of Conduct. A copy of the Code of Conduct is available under the “Investor Relations — Corporate Governance” section of our website at www.hc2.com. Any amendment of the Code of Conduct or any waiver of its provisions for a director or executive officer must be approved by the Board or a duly authorized committee thereof. We intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to, or waivers from, any provision of the Code of Conduct.

Board Leadership Structure
The Company’s leadership structure currently consists of separate roles for Chairman of the Board and CEO of the Company. On May 13, 2020, the Board elected Mr. Glazer to serve as Chairman of the Board. On April 1, 2020, the Company announced the separation of the Chairman and Chief Executive Officer roles, with Mr. Falcone continuing to serve as President and Chief Executive Officer of the Company. At this time, the Board believes that it is in the best interests of the Company and its stockholders to have separate roles for Chairman of the Board and CEO of the Company, allowing Mr. Falcone to concentrate his efforts on leading HC2 to execute on its strategy, and enabling the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice, expertise and active oversight of management. The Board believes that having separate positions and having an independent director serve as Chairman of the Board is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.
The Guidelines provide that the Chairman shall be elected annually by the Board and that in the event the Chairman is not an “independent” director, the Board shall select another director to serve as “Lead Independent Director” from among the members of the Board that are determined at that time by the Board to be “independent.” The Chairman may be removed as Chairman at any time by a majority of the members of the Board.
With separate roles for Chairman of the Board and CEO of the Company, our governance structure provides a form of leadership that allows the Board to function distinct from management, capable of objective judgment regarding management’s performance and enables the Board to fulfill its duties effectively and efficiently.
The Chairman of the Board’s duties include:
•
presiding over all meetings and strategy sessions of the Board;

•
collaborating with the CEO and preparing the agenda for Board meetings with the Corporate Secretary and in consultation with the other members of the Board;

•
ensuring information flows openly between senior management and the Board; and

•
presiding over all meetings of stockholders.

The Chairman of the Board is also responsible for:
•
convening and presiding over executive sessions of the independent directors;

•
setting the agenda of and leading meetings of the independent directors;

•
briefing the CEO regarding issues arising during executive sessions, as necessary;

•
consultations with the independent directors and the committee chairpersons; and

•
facilitating Board communication among the independent directors outside of Board meetings.

Board Role in Risk Oversight
The Board supervises and has control over the Company’s governance and compliance processes and procedures. As part of this role, the Board has overall responsibility for risk supervision, with a focus on material risks facing the Company. The Board primarily discharges its risk supervision responsibilities through its Audit Committee and Compensation Committee functions, each of which reports its activities to the Board. The risk supervision responsibilities of the Board’s committees include the following:
•
Audit Committee.   The Audit Committee is responsible for the supervision of risk policies and processes relating to the Company’s financial statements and financial reporting processes. This Committee reviews the Company’s risk management procedures and policies and discusses with management the Company’s material operating and financial risk exposures and the manner in which such exposures are managed. The Audit Committee also discusses these potential risks with the Company’s outside independent registered public accounting firm responsible for auditing the Company’s books, records and financial statements.
•
Compensation Committee.   The Compensation Committee is responsible for evaluating potential compensation-related risks and supervising management’s assessment of risks related to employee compensation policies and programs, as discussed further below under “Risk Considerations in Our Compensation Program.”

The Company’s CEO and other members of the Company’s senior management team primarily design, implement, execute and monitor HC2’s risk management policies and procedures. The Audit Committee meets with our senior management team periodically to review HC2’s risk management practices. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Risk Considerations in Our Compensation Program
Our Compensation Committee, on an ongoing basis, reviews, assesses and discusses with management (i) whether the compensation of the Company’s employees (including named executive officers) encourages employees to engage in excessive risk, (ii) the relationship between risk and management policies, practices and compensation and (iii) compensation policies and practices that could mitigate any such risk. Our Compensation Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company, particularly in light of the following factors:
•
our use of a variety of elements in our compensation program, such as base salary, annual performance-based incentive compensation and equity awards, which provide a balance of long- and short-term incentives;

•
our use of a variety of financial and strategic performance objectives within our compensation elements, which helps ensure that the Company’s overall business strategy is appropriately promoted; and

•
our internal controls and procedures, which help us to monitor excessive or inappropriate risk taking.

Director Education
The Board believes that the stockholders of the Company are best served by a board of directors comprised of individuals who are well versed in modern principles of corporate governance and other subjects relevant to board service. All members of the Board are encouraged to attend any director education programs they deem appropriate to stay informed about developments in corporate governance and the industries in which the Company participates. The Company reimburses directors for the reasonable costs of attending director education programs.
Compensation of Directors
2019 Annual Cash Compensation
In 2019, the Company’s non-employee directors were paid cash fees on a quarterly basis in arrears, as follows: (i) $70,000 annual fee for each non-employee director; (ii) $31,500 annual fee for the Lead Independent Director; (iii) $25,000 annual fee for the Chair of the Audit Committee; (iv) $16,000 annual fee for the Chair of the Compensation Committee; (v) $12,000 annual fee for the Chair of the Nominating and Governance Committee; (vi) $12,500 annual fee for each member of the Audit Committee other than the Chair; (vii) $8,000 annual fee for each member of the Compensation Committee other than the Chair; and (viii) $6,000 annual fee for each member of the Nominating and Governance Committee other than the Chair. Each of these amounts is prorated for non-employee directors who are elected or appointed during the year.
The Company also reimburses non-employee directors for their out-of-pocket expenses incurred in connection with their service on the Board. Employees of the Company, such as our named executive officers, who also serve as directors do not receive separate compensation for service on the Board. Because Mr. Falcone is a named executive officer, his compensation is reflected in the “Compensation Tables-2019 Summary Compensation Table” in the “Compensation Tables” section, rather than in the Non-Employee Director Compensation Table below.
Changes in 2020 Compensation
In response to the Company’s discussions with those investors who engaged with the Company during its stockholder outreach (which is more fully discussed in the section entitled “Advisory Vote on Executive Compensation” beginning on page 31 of this Proxy Statement), the Board has voluntary reduced cash compensation for each non-employee director by 25%, effective April 28, 2020, and has made a commitment that total compensation to the Board in 2020 will not exceed the aggregate compensation paid to the Board in 2019, to which all of the Company’s director nominees have unanimously agreed.
Each of the three directors not standing for re-election at the 2020 Annual Meeting will receive the full amount of his or her compensation for serving as a non-management director during the second quarter of 2020 (including any quarterly fee awarded, and vesting of any and all equity awards, for serving on, or service as the Chair of, any committee of the Board).
2019 Annual Equity Compensation
Unless otherwise provided by the Compensation Committee, following each annual meeting of stockholders during the term of the Second Amended 2014 Plan and for so long as equity is available to issue under such plan or a successor plan, each non-employee director is granted an award of restricted stock (“RSAs”). The award of RSAs had a grant date fair market value of $90,000. In accordance with this policy, on June 13, 2019, the Compensation Committee awarded each of Messrs. Barr, Gfeller, Hillman and Leffler 36,734 shares of restricted stock, two-thirds of which will vest and become non-forfeitable on June 1, 2020, and one-third of which will vest and become non-forfeitable on June 1, 2021 (subject to continued service as a non-employee director through each applicable vesting date).
Indemnification Agreements With Directors and Executive Officers
The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.
Non-Employee Director Compensation Table
The following table provides compensation information for the year ended December 31, 2019, for each non-employee director:
Director	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
Wayne Barr, Jr.(2)	$91,715	$89,998		$31,190(3)	$212,903
Warren H. Gfeller(4)	$109,000	$89,998		$25,000(5)	$223,998
Lee S. Hillman(6)*	$96,500	$89,998		$—	$186,498
Robert V. Leffler, Jr.(7)*	$142,000	$89,998		$—	$231,998
Julie Totman Springer(8)*	$—	$—	$		$—

(1)
These amounts represent the aggregate grant date fair value of RSAs granted in 2019 computed in accordance with the FASB ASC Topic 718 (“ASC 718”). A discussion of the assumptions used in determining grant date fair value may be found in Note 19 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. Each non-employee director received a grant of 36,734 RSAs on June 13, 2019. Each RSA grant had an aggregate grant date fair value of $89,998 based on the closing price of Common Stock on June 13, 2019 of $2.45 per share.

(2)
As of December 31, 2019, Mr. Barr had (i) 13,094 RSAs outstanding, and (ii) 4,466 stock options outstanding.

(3)
This amount represents fees paid to Mr. Barr by Global Marine Holdings, LLC, a majority-owned subsidiary of the Company (“GMH LLC”), for his service on the GMH LLC Board of Directors in 2019.

(4)
As of December 31, 2019, Mr. Gfeller had 13,094 RSAs outstanding.

(5)
This amount represents fees paid to Mr. Gfeller by GMH LLC for his service on the GMH LLC Board of Directors in 2019.

(6)
As of December 31, 2019, Mr. Hillman had 13,094 RSAs outstanding.

(7)
As of December 31, 2019, Mr. Leffler had 13,094 RSAs outstanding.

(8)
Ms. Springer was elected to the Board on February 10, 2020, and did not serve on the Board in 2019.

*
Messrs. Hillman and Leffler and Ms. Springer are not standing for re-election at the Annual Meeting.

EXECUTIVE OFFICERS
Executive officers are appointed by and serve at the discretion of the Board. Set forth below is information regarding our executive officers as of May 22, 2020.
Name	Age	Position
Philip A. Falcone	57	President and Chief Executive Officer
Michael J. Sena	47	Chief Financial Officer
Joseph A. Ferraro	42	Chief Legal Officer & Corporate Secretary
Suzi Raftery Herbst	44	Chief Administrative Officer
Philip A. Falcone. Mr. Falcone’s biography can be found under “Board of Directors-Information Regarding Directors.”
Michael J. Sena has been HC2’s Chief Financial Officer since June 2015 and is a director and/or officer of several of HC2’s subsidiaries. Prior to joining the Company, Mr. Sena was the Senior Vice President and Chief Accounting Officer of HRG from October 2014 to June 2015, and had previously served as the Vice President and Chief Accounting Officer, from November 2012 to October 2014. Mr. Sena was also the Vice President and Chief Accounting Officer of Zap.Com, a subsidiary of HRG, from November 2012 to June 2015, and served as a director of Zap.Com from December 2014 until June 2015. From January 2009 until November 2012, Mr. Sena held various accounting and financial reporting positions with Reader’s Digest Association, Inc., last serving as Vice President and North American Controller. Before joining Reader’s Digest Association, Inc., Mr. Sena served as Director of Reporting and Business Processes for Barr Pharmaceuticals from July 2007 until January 2009. Prior to that, Mr. Sena held various positions with PricewaterhouseCoopers, LLP. Mr. Sena is a Certified Public Accountant and holds a Bachelor of Science in Accounting from Syracuse University.
Joseph A. Ferraro has been Chief Legal Officer and Corporate Secretary of HC2 since September 2017 and is an officer of several of HC2’s subsidiaries. Mr. Ferraro brings to HC2 over 17 years of extensive experience building and managing legal and compliance departments for permanent capital vehicles (including registered investment companies, such as business development companies (“BDCs”) and closed-end funds), registered investment advisers, private equity funds and other pooled investment vehicles. He is responsible for all legal matters at HC2, encompassing mergers and acquisitions, securities, commercial, employment, corporate governance, regulatory and other activities. Prior to joining HC2, for nearly nine years Mr. Ferraro was the General Counsel of Prospect Administration LLC, the administrator for Prospect Capital Corporation (NASDAQ: PSEC, together with its affiliates, “Prospect”), a BDC. Mr. Ferraro also served as Assistant Secretary of PSEC and Deputy Chief Compliance Officer of Prospect Capital Management, L.P., and advised multiple Prospect-affiliated registered investment companies, registered investment advisers and funds. At Prospect, Mr. Ferraro was responsible for legal matters across all Prospect entities and investment funds. Together with other industry general counsel, Mr. Ferraro also promoted, and provided Congressional testimony in support of, legislation to modernize the BDC provisions of the Investment Company Act of 1940, which became law in March 2018. Before joining Prospect, Mr. Ferraro was a corporate associate at the law firms of Boies, Schiller & Flexner LLP and Sullivan & Cromwell LLP. Mr. Ferraro graduated cum laude from Princeton University with an A.B. from The Woodrow Wilson School of Public and International Affairs, and graduated with honors from The Law School at The University of Chicago, where he served on the University of Chicago Law Review as a Staff Member and Managing Editor.
Suzi Raftery Herbst has been Chief Administrative Officer of HC2 since March 2015. Ms. Herbst has over 20 years of diverse human resources, recruiting, equity and foreign exchange sales experience. Prior to joining HC2, Ms. Herbst was the Senior Vice President and Director of Human Resources of Harbinger Capital and HRG from March 2010 through March 2015. Before joining Harbinger Capital and HRG, Ms. Herbst was the Head of Recruiting at Knight Capital Group. Prior to Knight, Ms. Herbst held various positions in the Human Resources and Foreign Exchange Sales departments at Cantor Fitzgerald. Ms. Herbst started her career in the Equity Sales department at Merrill Lynch. Ms. Herbst also served on the Board of Trustees of Cheshire Academy from September 2013 through September 2015. Ms. Herbst earned a Bachelor of Arts degree in Communications and Studio Art from Marist College.

COMPENSATION DISCUSSION AND ANALYSIS
The tables and narrative disclosure that follow provide information regarding our compensation program for our (i) President and Chief Executive Officer, (ii) Chief Financial Officer, (iii) Chief Legal Officer and Corporate Secretary and (iv) Chief Administrative Officer. We refer to these individuals throughout the Compensation Discussion and Analysis and the tables and narratives that follow as our “named executive officers.” For 2019, our named executive officers were as follows:
•
Philip A. Falcone, Chairman, President and Chief Executive Officer (*)

•
Michael J. Sena, Chief Financial Officer

•
Joseph A. Ferraro, Chief Legal Officer and Corporate Secretary

•
Suzi Raftery Herbst, Chief Administrative Officer

(*) Mr. Falcone resigned from his position as Chairman of the Board effective April 1, 2020.
Compensation Program Overview, Philosophy and Objectives
The Compensation Committee’s Annual Compensation Decision-Making Process
Following the end of each fiscal year, the Compensation Committee reviews the Company’s performance and the performance of each named executive officer. Based on this review, the Compensation Committee discusses, assesses, and approves any potential base salary increases related to the current fiscal year, awards annual incentive bonuses with respect to the prior fiscal year, and authorizes equity award grants.
Typically, our CEO makes compensation recommendations to the Compensation Committee with respect to compensation of the named executive officers other than himself. With respect to our CEO, the Compensation Committee makes its decisions absent the input of the CEO.
The Compensation Committee believes that individualized consideration of the various compensation elements described below is necessary to provide the flexibility it needs to make appropriate compensation decisions without relying solely on the use of pre-established formulas or benchmarking. Consequently, the Compensation Committee believes it is in the best interest of the Company and our stockholders to conduct its own research regarding executive compensation, which includes a review of executive compensation programs of companies with whom we compete for executive and management-level talent.
In connection with its review process, the Compensation Committee reviews reports on executive compensation trends issued by respected publications, and compiles compensation information through Equilar, proxy statements, compensation-related public disclosures, industry trade journals and other sources. Recognizing that there is no one listed company that has a diverse group of businesses and geographic reach that would be comparable to the Company, the Compensation Committee conducts its compensation analysis by reviewing the compensation practices of companies with similar lines of operating business. The Compensation Committee also considers compensation practices at various investment banking institutions and private equity funds, as it believes the skill sets of its executives overlap with those required by those institutions. The Compensation Committee does not target any particular percentile or comparative level of compensation for executive officers.
For 2019, the Compensation Committee determined that total compensation was at the appropriate level with respect to the executive positions analyzed. While the Compensation Committee took into account the results of compensation review and assessment in structuring our compensation program, other factors such as our general business and industry developments and individual performance influenced the Compensation Committee’s decision as to the appropriate compensation levels and structure for our named executive officers.
The Compensation Committee did not benchmark compensation for our named executive officers at any specific level in 2019.

Philosophy and Objectives
Our compensation program for our named executive officers is designed to recognize the level of responsibility of each executive within the Company, taking into account the executive’s role and expected leadership within the Company, as well as to encourage decisions and actions that have a positive impact on our overall performance.
Our compensation philosophy is based upon the following objectives:
•
reinforce the achievement of key business strategies and objectives, through the grant of “at-risk” compensation earned based upon achievement of established performance targets;

•
reward our executives for outstanding performance and business results, based upon achievement of individual goals and objectives recommended to the Compensation Committee by the CEO with respect to his direct reports or, in the case of the CEO, agreed upon by the CEO and the Compensation Committee;

•
value each executive’s unique skills and competencies;

•
attract and retain qualified executives;

•
provide a competitive compensation structure; and

•
emphasize the enhancement of stockholder value and align our executives’ interests with those of our stockholders.

Elements of Compensation
For fiscal year 2019, our executive compensation program for our named executive officers consisted of the following core elements: (i) an annual base salary and (ii) an annual bonus based on the achievement of Company performance measures and each executive’s individual contributions to such achievement, 70% of which is payable in cash in 2020 and 30% of which is payable in cash in 2021, subject to the executive’s continued employment. This total mix of payments has allowed us to provide compensation that directly addresses our compensation goals of talent retention, alignment of executive and stockholder interests and linking pay with performance. We also provide our named executive officers with additional benefits, including participation in a 401(k) plan. The Compensation Committee also from time to time may grant special cash bonuses, sign-on bonuses, cash retention bonuses or incentive equity awards to named executive officers to recognize particularly strong achievement or for specific recruitment or retention purposes. Information on the total compensation of each named executive officer during fiscal year December 31, 2019, is set forth under “Compensation Tables-2019 Summary Compensation Table” below.
Annual Base Salary
The annual base salaries we provide to our named executive officers serve as compensation in recognition of each named executive officer’s ongoing contributions to the day-to-day performance of the operational areas for which he or she is responsible. The employment arrangements we maintain with our named executive officers provide for minimum annual base salaries, which may be increased or, in certain circumstances, decreased from time to time at the discretion of the Compensation Committee. Individual performance is reviewed on an annual basis during the Compensation Committee’s annual evaluation process, which is designed to ensure consistent global Company results, hold our named executive officers accountable for results (i.e., financial, leadership and individual goals) and set expectations for future results (i.e., actual results against budgeted goals). The goals and objectives considered during the annual evaluation process are prepared and reviewed on an annual basis.
The base salaries for our named executive officers (other than our CEO) also reflect input from our CEO regarding individual performance, Company strategy and retention factors.
Our named executive officers other than Mr. Falcone each are entitled to receive an annual base salary of $300,000 pursuant to their respective employment agreements, and Mr. Falcone is entitled to receive a base salary of $600,000. None of our named executive officers received a base salary increase in 2019. For more detail for each named executive officer’s base salary please see “Compensation Tables — 2019 Summary Compensation Table” and “Employment Arrangements and Potential Payments Upon Termination or Change in Control.”
Annual Bonus Plan and Stock-Based Compensation
Stock-Based Compensation
On April 11, 2014, the Board adopted the HC2 Holdings, Inc. Omnibus Equity Award Plan (the “2014 Omnibus Plan”) and, subject to stockholder approval, subsequently adopted the Amended and Restated 2014 Omnibus Equity Award Plan (the “Amended 2014 Plan,” and together with the 2014 Omnibus Plan, the “Prior Plans”) on April 21, 2017, and the Second Amended 2014 Plan on April 20, 2018. The Compensation Committee administers the Prior Plans and the Second Amended 2014 Plan and has broad authority to administer, construe and interpret the plans. The Second Amended 2014 Plan provides for the grant of awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, RSAs, restricted stock units (“RSUs”), other stock based awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing.
Establishment of Bonus Pool
The Board adopted the 2019 HC2 Executive Bonus Plan (the “Bonus Plan”) on April 25, 2019. The Bonus Plan became effective for fiscal year 2019 and will remain in effect for each fiscal year thereafter until amended or terminated by the Compensation Committee. During fiscal year 2019, all of the named executive officers participated in the Bonus Plan.
Under the Bonus Plan, executive officers are eligible to earn annual compensation opportunities consisting of both cash and stock-based awards. By providing for a mix of both cash and equity, the Bonus Plan is designed to (i) offer variable compensation that provides competitive levels of total pay to executives if the Company achieves target-level performance results and (ii) reward and encourage long-term value creation by executives. Awards under the Bonus Plan are granted annually with a portion paid immediately in cash and a portion subject to be paid (or in the case of equity awards, vested) in future years so as to provide an additional retention feature.
Each named executive officer had two bonus components under the Bonus Plan with respect to 2019: (i) a corporate bonus based on the achievement of goals and objectives set by the Compensation Committee (and, other than for Mr. Falcone, based on the recommendations of the Company’s CEO) tied directly to the financial and strategic goals of the Company (the “Corporate Bonus”), and (ii) an individual bonus based on achievement of individual goals and objectives set by the Compensation Committee (and, other than for Mr. Falcone, based on the recommendations of the Company’s CEO) (the “Individual Bonus”).
For fiscal year 2019, the named executive officers’ Corporate Bonus, if any, was based on the change in the Company’s “Net Asset Value” (as defined below) from the beginning of the Company’s 2019 fiscal year to the end of the Company’s 2019 fiscal year end (“NAV Return”), in excess of a threshold NAV Return level established by the Compensation Committee at the beginning of the 2019 performance year (the “Fiscal Year 2019 Threshold NAV Return”), as well as an assessment of how well the named executive officer was able to adapt to changes and obtain overall financial results in the Company’s businesses and industries and contribute to the NAV Return.
For fiscal year 2019, NAV Return was based on the amount calculated as the product of (i) the percentage change in the Net Asset Value per share of the Company from the beginning of fiscal year 2019 to the end of fiscal year 2019 multiplied by (ii) the Net Asset Value at the beginning of 2019. The Bonus Plan provides that 12% of the excess, if any, of the NAV Return for fiscal year 2019 over the Fiscal Year 2019 Threshold NAV Return is to be allocated to fund the bonus pool for Corporate Bonuses awarded to our named executive officers and other key employees. Pursuant to the Bonus Plan, this amount may be reduced by the Compensation Committee pursuant to its exercise of negative discretion.
The Bonus Plan provides that, if the NAV Return is above the Threshold NAV Return, the Compensation Committee may award a Corporate Bonus up to two times the participants’ target Corporate

Bonus (i) 40% in cash, (ii) 9% as stock options that vest and become exercisable if the participant remains employed through the first anniversary of the date of grant and (iii) 51% as restricted stock units or restricted stock that vest if the participant remains employed through the first anniversary of the date of grant. Any Corporate Bonus paid in excess of two times the participant’s target Corporate Bonus may be awarded (i) 40% in cash, (ii) 9% as stock options that generally vest and become exercisable in two substantially equal installments if the executive remains employed through each of the second and third anniversary of the date of grant and (iii) 51% as restricted stock that generally vests in two substantially equal installments if the executive remains employed through each of the second and third anniversary of the date of grant.
For the purpose of the foregoing calculation, the Company’s “Net Asset Value” is generally calculated by (i) starting with the value of the Company’s “Net Asset Value,” as such term is defined in the Certificates of Designation (but without taking into account any discount with respect to appreciation on assets), (ii) then subtracting from such amount the Company’s deferred tax liabilities, (iii) then adding to such amount the Company’s capital contributions to fund start-up businesses, which is subject to a $10 million cap, (iv) then adding to such amount the Company’s deferred financing costs, (v) then adding to such amount the value of the Company’s assets that have not been appraised, which is subject to a $20 million cap, (vi) then adding to such amount expenses incurred in connection with completing any acquisitions by the Company within the past 12 months, and (vii) excluding any accretion on preferred stock (calculated in the manner contained in the Certificates of Designation). The Company then makes adjustments to eliminate the effects of any conversion of Preferred Stock into Common Stock and equity issuances during the period.
The Compensation Committee believes that NAV Return is a good proxy for value creation for the Company and its stockholders because it is designed to encourage, among other things, the generation of cash flow by the Company’s subsidiaries and transactions resulting in appreciation of the assets of the Company and its subsidiaries. Further, our Compensation Committee believes that paying a bonus consistently based on NAV Return that is partially subject to vesting over a number of years, encourages a long-term focus on value creation for the benefit of our stockholders.
The Company’s Net Asset Value declined by 26.1% during the fiscal year ended December 31, 2019. As a result, the named executive officers were not eligible to receive a Corporate Bonus in respect of the 2019 performance year and an aggregate approximately $0.8 million in unpaid deferred cash compensation previously awarded to the applicable named executive officers in 2017 and 2018 under the 2014 Executive Bonus Plan (the predecessor of the Bonus Plan) was forfeited pursuant to certain claw back provisions contained in the 2014 Executive Bonus Plan.
Corporate Bonuses Awarded in Respect of 2019 Performance
No Corporate Bonus amounts were paid in respect of 2019.
Individual Performance-Based Awards
As stated above, for fiscal year 2019, a portion of the annual bonus (namely, the Individual Bonus) was based on individual performance achievement against certain pre-established goals. For Messrs. Falcone, Sena and Ferraro, and Ms. Herbst, their target Individual Bonus was set at $100,000. The performance goals for each named executive officer’s Individual Bonus were determined by our Compensation Committee on an individual basis. Participants were eligible to earn between 0% and 500% of their individual target bonus based on achievement of these individual performance goals. These Individual Bonuses could have been earned even if NAV Return during fiscal year 2019 did not exceed the Fiscal Year 2019 Threshold NAV Return. Individual Bonus awards with respect to 2019 will be paid solely in cash.
For fiscal year 2019 our Compensation Committee established both objective and subjective performance goals for Mr. Falcone’s Individual Bonus, which were to: (i) receive dividends from subsidiaries, (ii) broaden and strengthen the Company’s corporate platform through acquisitions and investments, (iii) improve the Company’s financial flexibility, (iv) remain in compliance with all existing or new debt covenants, and (v) work closely with subsidiaries to help in expansion of their platforms.
For fiscal year 2019 our Compensation Committee established both objective and subjective performance goals for Mr. Sena’s Individual Bonus, which were to: (i) improve accounting and financial procedures and internal control, (ii) receive dividends from subsidiaries, (iii) identify and manage accounting and financial priorities and business risks, and (iv) foster growth and teamwork of the finance department.
For fiscal year 2019 our Compensation Committee established both objective and subjective performance goals for Mr. Ferraro’s Individual Bonus, which were to: (i) establish policies and procedures for implementing the highest standards of regulatory legal compliance; (ii) provide high quality legal representation to HC2 with respect to deal-related matters, governance, stockholder agreements, annual meetings, proxy and relevant public filings, and debt/equity offering memorandums/shelf registrations (as directed by the CEO to raise capital); (iii) reduce spending on outside legal fees and filings; (iv) meet all priorities agreed to with the CEO; and (v) foster growth and teamwork of the legal department.
For fiscal year 2019 our Compensation Committee established both objective and subjective performance goals for Ms. Herbst’s Individual Bonus, which were to: (i) improve HR, IT and general services both at the parent and the subsidiary level; (ii) meet all priorities as agreed to with the CEO; (iii) foster growth and teamwork of the HR Department; and (iv) analyze and build out a shared services platform.
Based on an assessment of each named executive officer’s achievement of their respective pre-established performance goals for the Individual Bonus in respect of fiscal year 2019 performance, the Compensation Committee determined that Mr. Sena earned an Individual Bonus of $340,000 and that each of Mr. Ferraro and Ms. Herbst earned an Individual Bonus of $500,000. Mr. Falcone did not receive an Individual Bonus in respect of fiscal year 2019 performance. 70% of each named executive officer’s Individual Bonus will be paid in 2020, and the remaining 30% of each named executive officer’s Individual Bonus will be paid in 2021, subject to the executive’s continued employment.
The table below shows the amounts awarded to each named executive officer under the Bonus Plan in respect of fiscal year 2019 performance:
	Individual Bonus		Corporate Bonus
Named Executive Officer	Cash	Equity	Cash	Equity	Total
Philip A. Falcone	—	—	—	—	—
Michael J. Sena	$340,000	—	—	—	$340,000
Joseph A. Ferraro	$500,000	—	—	—	$500,000
Suzi Raftery Herbst	$500,000	—	—	—	$500,000
Total NEO	$1,340,000	—	—	—	$1,340,000
Cash payments are made as follows, as long as the named executive officer is employed with the Company on the payment date:
Named Executive Officer	2020	2021	2022	Total Cash
Philip A. Falcone	—	—	—	—
Michael J. Sena	$238,000	$102,000	—	$340,000
Joseph A. Ferraro	$350,000	$150,000	—	$500,000
Suzi Raftery Herbst	$350,000	$150,000	—	$500,000
Total NEO	$938,000	$402,000	—	$1,340,000
Cash amounts payable pursuant to the Bonus Plan are included in the column titled “Non-Equity Incentive Plan Compensation” in the “Compensation Tables-2019 Summary Compensation Table” for fiscal year 2019 (although no amounts are actually payable until after the end of fiscal year 2019). However, in the case of equity awards, the SEC disclosure rules require that the “Compensation Tables-2019 Summary Compensation Table” and the “2019 Grants of Plan-Based Awards” table include for each fiscal year the aggregate fair value, as of the grant date, of equity awards granted only during the applicable fiscal year. If equity awards had been earned by our named executive officers pursuant to the Bonus Plan in respect of fiscal year 2019 performance, such equity awards would have been granted following the end of fiscal year 2019. As these equity awards would have been made after the end of fiscal year 2019, they would not be included in the “Compensation Tables-2019 Summary Compensation Table” and “2019 Grants of Plan-Based Awards” table in this Proxy Statement, but in accordance with SEC rules will be included in next year’s table for our named executive officers in fiscal year 2020.
Voluntary Waiver of Future Annual Incentive Cash Bonuses
In order to demonstrate his continued commitment to driving stockholder value and his belief in the value of HC2’s underlying assets along with his ability to execute HC2’s strategy, Mr. Falcone agreed that he will not receive an annual incentive cash bonus in respect of 2020 or any future performance year unless HC2’s stock price reaches an average trading price of at least $7.50 per share over a 30-day trading period during the applicable performance year.
Other Benefits
The named executive officers receive limited benefits that would be considered executive benefits. Most benefits are consistent with those offered generally to employees, which consist of life insurance, travel accident insurance, health insurance, dental insurance, vision insurance, short-term and long-term disability and opportunities to participate in the Company’s 401(k) plan. The Company matches 50% of the employee’s 401(k) plan contributions, up to the first 6% of such employee’s salary, with a maximum of $6,000 annually.
Advisory Vote on Executive Compensation (the “Say on Pay Vote”)
Our Compensation Committee and our Board considered the results of our stockholder vote regarding the non-binding resolution on executive compensation presented at the 2019 Annual Meeting and decided to engage in robust outreach with our stockholders. Following the 2019 Annual Meeting, at the Board’s direction, we reached out to investors representing more than 58% of outstanding shares (including 21 institutional investors) with the goal of identifying, understanding and addressing the concerns of our stockholders with respect to our executive compensation program. While not all of the stockholders we contacted felt a need to engage, we had productive and valuable discussions with those stockholders who responded and expect to implement changes to our compensation program based on feedback we received as part of those discussions.
As a result of our discussions with those stockholders who engaged with us during our outreach initiative, we discovered a general observation among participating stockholders that our executive compensation program, and particularly our existing Bonus Plan based on NAV return, was complicated and difficult for investors to understand. While we think that the existing Bonus Plan based on NAV return provided significant alignment between our executives and stockholders, we expect that we will approve a new executive incentive program in respect of the 2020 fiscal year and future performance years in replacement of the existing Bonus Plan based on NAV return.
In order to ensure that we are able to fully assess and discuss the components and specific terms of the new incentive program with all relevant parties, including the new members of our Board of Directors, we plan to provide a detailed description of the new incentive program in a supplemental filing to this proxy statement in the coming weeks.
In addition, as previously disclosed, in order to demonstrate his continued commitment to driving stockholder value and his belief in the value of our underlying assets along with his ability to execute our strategy, Mr. Falcone has agreed that he will not receive an annual incentive cash bonus in respect of 2020 or any future performance year unless our stock price reaches an average trading price of at least $7.50 per share over a 30 day trading period during the applicable performance year.
The Compensation Committee takes very seriously its role in the governance of the Company’s compensation programs and values input from the Company’s stockholders, and will consider the results of future Say on Pay Votes in connection with making its compensation-related decisions to the extent it deems it appropriate to do so.
Clawback / Forfeiture
Pursuant to the equity agreements under the equity incentive plans, incentive compensation for employees is subject to recoupment in the event that, for example, the Company restates its reported financial results, makes a mistake in calculations (to the extent that either such occurrence resulted in an excess award amount being paid) or to the extent required by applicable law (including, Section 302 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”)).
Potential Payments to Named Executive Officers Upon Termination or Change in Control
Our employment arrangements and severance guidelines (the “Severance Guidelines”) provide for certain payments to be made to our named executive officers in the event that their employment with the Company is terminated. Severance benefits are an important tool in attracting and retaining key employees and provide a degree of financial security to those employees.
Outstanding equity awards granted under the 2014 Omnibus Plan may be accelerated by the Board upon a Change in Control (as defined in the 2014 Omnibus Plan), such that award recipients have the ability to participate in the change in control with respect to Common Stock subject to such awards.
Outstanding equity awards granted under the Second Amended 2014 Plan and the Amended 2014 Plan, unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, will not accelerate solely as a result of a Change in Control (as defined in the Second Amended 2014 Plan and the Amended 2014 Plan) if a “replacement award” (as defined in the Second Amended 2014 Plan and the Amended 2014 Plan) is promised to a participant in connection with the Change in Control. The vesting of a replacement award will only accelerate in connection with the Change in Control if the participant’s employment is involuntarily terminated by the Company (or a successor thereto) within two years following such Change in Control.
For further information regarding the potential severance and change in control benefits provided to our named executive officers pursuant to our employment and equity award arrangements with such named executive officers, as well as our Severance Guidelines, see “Employment Arrangements and Potential Payments Upon Termination or Change in Control.”
Tax Considerations
If a named executive officer is entitled to nonqualified deferred compensation benefits that are subject to Section 409A of the IRC, and such benefits do not comply with Section 409A, the executive would be subject to adverse tax treatment, including accelerated income recognition (in the first year that benefits are no longer subject to a substantial risk of forfeiture) and an additional income tax of 20% of the amount so recognized. The employment arrangements of our named executive officers described herein, the Second Amended 2014 Plan and the Prior Plans, generally contain provisions intended to limit or eliminate adverse tax consequences through timing of payments.
Section 162(m) of the IRC generally places a limit of $1 million per year on the amount of compensation paid to certain of our executive officers that the Company may deduct from our federal income tax return for any single taxable year.
The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modified Section 162(m) of the IRC and, among other things, eliminated the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million are generally nondeductible, whether or not it is performance-based. In addition, beginning in 2018, the executive officers subject to Section 162(m) of the IRC (the “Covered Employees”) include any individual who served as the CEO or chief financial officer (“CFO”) at any time during the taxable year and the three other most highly compensated executive officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.
The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) of the IRC described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of this transition rule.

However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee will not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) of the IRC if the Compensation Committee determines that doing so is in the best interests of the Company.
Compensation Committee Interlocks and Insider Participation
During 2019 and currently, the Compensation Committee consists of Robert V. Leffler, Jr. (Chairman), Wayne Barr, Jr., Warren H. Gfeller and Lee S. Hillman. None of the members of the Company’s Compensation Committee during 2019: (i) served as an officer or employee of the Company during 2019, (ii) was formerly an officer of the Company or (iii) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.
During 2019: (i) none of our executive officers served as a member of a compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served on our Compensation Committee; (ii) none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee; and (iii) none of our executive officers served as a member of the compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served as one of our directors.
Anti-Pledging Policy
Our insider trading policy prohibits pledging, subject to certain exceptions as set forth therein. Under the policy, directors and employees of the Company or its subsidiaries and controlled affiliates and family members living in their households (“Covered Persons”) are not permitted to pledge securities of the Company (“Company Securities”) to secure loans, nor are they permitted to purchase securities of the Company on margin (other than in a cashless exercise of stock options). An exception to this prohibition may be granted by the Chief Legal Officer where a Covered Person wishes to pledge Company Securities as collateral to secure loans or purchase Company Securities on margin where, among other factors, the Covered Person clearly demonstrates the financial capacity and liquidity to repay the loan without resort to the pledged securities; provided that Covered Persons may only pledge Company Securities if (i) such securities represent less than 25% of the Company Securities held by such employee (excluding any unvested equity awards); (ii) such Company Securities represent less than 5% of the outstanding capital stock of the Company; and (iii) a request for approval of the Chief Legal Officer is submitted at least two weeks prior to execution (unless the Chief Legal Officer waives or shortens such notice requirement) and approval is granted. If an individual that was not previously a Covered Person (x) holds Company Securities in a margin account or is pledging Company Securities as a collateral of a loan and (y) becomes a Covered Person, such Covered Person shall promptly request approval from the Chief Legal Officer, and such approval shall be provided if such arrangement was already in place before the individual initially became a Covered Person and, as reasonably determined by the Chief Legal Officer, the aggregate amount of such Company Securities in the margin account and/or pledged is not material.
Anti-Hedging Policy
Pursuant to our insider trading policy, Covered Persons are not permitted to purchase financial instruments that are designed to hedge or offset any decrease in the market value of Covered Securities or otherwise engage in any other type of transaction involving Covered Securities that would have similar economic consequences.

COMPENSATION COMMITTEE REPORT*
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s 2019 Annual Report.
Submitted by the Compensation Committee,
Robert V. Leffler, Jr. (Chairman)
Wayne Barr, Jr.
Warren H. Gfeller
Lee S. Hillman
*
The material in this Report of the Compensation Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act of 1933 (the “Securities Act”), as amended, or the Exchange Act, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

COMPENSATION TABLES
2019 Summary Compensation Table
The following table sets forth, for the fiscal years ended December 31, 2019, 2018 and 2017, the total compensation paid or accrued to our named executive officers as determined in accordance with SEC disclosure rules.
In the case of equity awards granted to our named executive officers, the SEC disclosure rules require that the “Summary Compensation Table” include the aggregate accounting grant date fair value of equity awards granted during the applicable fiscal year. While these amounts represent the grant date accounting value of the awards, they do not represent amounts actually paid to the named executive officer in the applicable year or that may be paid in the future. In addition, certain cash awards earned by the named executive officers under the Bonus Plan that are included in the “Summary Compensation Table” were subject to deferral and not payable until subsequent years as an additional retention measure and a portion of those amounts were subject to clawback under the terms of the Bonus Plan due to NAV performance in 2019 and therefore will not be paid to the applicable named executive officers, but the SEC disclosure rules do not permit reduction of the bonus amounts for the applicable years to reflect the deferral or the clawback.
As an example, with respect to Mr. Falcone, while the “Summary Compensation Table” below indicates pursuant to SEC disclosure rules that Mr. Falcone received total compensation equal to $11,535,545 and $8,141,699 in 2018 and 2017, respectively, Mr. Falcone actually only received a total of $3,046,132 in cash compensation in 2018 (representing $600,000 in base salary and $2,446,132 earned pursuant to the Bonus Plan in respect of the 2018 performance year) and a total of $4,850,937 in cash compensation in 2017 (representing cash earned pursuant to the Bonus Plan in respect of the 2017 performance year). Further, the payment of a portion of the cash compensation earned pursuant to the Bonus Plan in respect of the 2018 and 2017 performance years that is included in the table was deferred under the terms of the Bonus Plan in respect of such years and was not actually paid in 2018 and 2017, respectively, because it was subject to deferral under the Bonus Plan, and a total of 46% and 23%, respectively, of those deferred amounts, were subject to clawback under the terms of the Bonus Plan due to NAV performance in 2019 and will therefore not be paid. The remainder of Mr. Falcone’s compensation shown in the table for 2018 and 2017 consists of the grant date accounting value of equity awards granted pursuant to the Bonus Plan in respect of the 2017 and 2016 performance years, respectively, which vest over time following the date of grant, and includes values for stock option awards which currently have no intrinsic value because the options are underwater.
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Philip A. Falcone President and Chief Executive Officer(6)	2019	600,000	—	—	—	—	—	600,000
	2018	600,000	—	7,104,174	1,385,239	2,446,132	—	11,535,545
	2017	—	—	2,790,457	500,305	4,850,937	—	8,141,699
Michael J. Sena Chief Financial Officer	2019	300,000	—	—	—	340,000	6,000	646,000
	2018	300,000	—	1,184,029	230,875	407,689	6,000	2,128,593
	2017	300,000	—	528,345	94,618	808,490	6,000	1,737,453
Joseph A. Ferraro Chief Legal Officer and Corporate Secretary	2019	300,000	—	—	—	500,000	6,000	806,000
	2018	300,000	—	459,453	—	407,689	6,000	1,173,142
	2017	86,538	80,000	501,000	—	400,000	2,423	1,069,961
Suzi Raftery Herbst Chief Administrative Officer	2019	300,000	—	187,500	—	500,000	6,000	993,500
	2018	300,000	—	112,500	—	562,500	6,000	981,000
	2017	300,000	—	87,500	—	337,500	6,000	731,000

(1)
The amounts in this column represent cash bonuses granted to our named executive officers as sign-on bonuses or minimum bonuses required to be paid pursuant to employment agreements.

(2)
These amounts represent the aggregate grant date fair value of RSAs and/or RSUs granted in 2019,

2018 and 2017, as applicable, computed in accordance with ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 19 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. Messrs. Falcone, Sena and Ferraro were promised certain equity awards in 2019 in the form of RSUs in respect of the 2018 performance period, but an accounting charge for those awards was not taken because the vesting of such equity awards is subject to stockholder approval of a sufficient number of shares under the Second Amended 2014 Plan sufficient to satisfy the settlement of such equity awards, so no amount has been included in the table in respect of 2019 for these promised awards.
(3)
The amounts in this column represent the aggregate grant date fair value of stock option awards granted in 2019, 2018 and 2017, as applicable, computed in accordance with ASC 718. A discussion of the assumptions used in determining grant date fair value may be found in Note 19 to our Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. Messrs. Falcone, Sena and Ferraro were promised certain equity awards in 2019 in the form of stock options in respect of the 2018 performance period, but an accounting charge for those awards was not taken in 2019 because the exercisability of those awards is subject to stockholder approval of a sufficient number of shares under the Second Amended 2014 Plan sufficient to satisfy the exercise of the awards, so no amount has been included in the table in respect of 2019 for these promised awards.

(4)
The amounts in this column represent annual cash incentive payments under our Bonus Plan. Amounts reported for each year are based on performance in such year, even if paid subsequent to year-end. See “Compensation Discussion and Analysis-Annual Bonus Plan and Stock-Based Compensation” above for a description of the Bonus Plan, which provides for the payment of amounts earned with respect to the 2019 performance period in cash. See page 26 of this Proxy Statement for an explanation of the method by which the cash payments in this column are calculated and paid.

(5)
The amounts in this column represent matching contributions made by the Company to the Company’s 401(k) plan on behalf of each of the named executive officers who participated in such plan.

(6)
Mr. Falcone resigned from his position as Chairman of the Board effective April 1, 2020.

2019 Grants of Plan-Based Awards
The following table sets forth, for each named executive officer, certain information with respect to grants of plan-based equity awards granted during the fiscal year ended December 31, 2019.
		Amounts in $					All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(1)
Name and Principal Position	Date of Event	Threshold	Maximum	Threshold	Target	Maximum
Philip A. Falcone Chairman, President and Chief Executive Officer(2)	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—
Michael J. Sena Chief Financial Officer	—	—	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	—	—	—	—
Joseph A. Ferraro Chief Legal Officer and Corporate Secretary	—	—	—	—	—	—	—	—	—	—
Suzi Raftery Herbst Chief Administrative Officer	3/15/2019	—	—	—	—	—	71,565	—	—	187,500

(1)
Amounts shown reflect the aggregate grant date fair value in accordance with ASC 718. For a discussion of valuation assumptions, see Note 19 in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Pursuant to the Bonus Plan, a bonus pool is established in an amount based on the Company’s NAV Return in excess of a threshold NAV Return amount. Each named executive officer may be granted an Individual Bonus and a Corporate Bonus under the Bonus Plan, based on his or her achievement of individual and corporate-related performance goals, respectively. Pursuant to the Bonus Plan, Corporate Bonus awards are paid out in a mix of cash and equity early in the year following the performance year following an evaluation of Company and individual results. Messrs. Falcone, Sena and Ferraro were promised certain equity awards in 2019 in the form of RSUs in respect of the 2018 performance period, but an accounting charge for those awards was not taken because the vesting or exercisability, as applicable, of such equity awards is subject to stockholder approval of a sufficient number of shares under the Second Amended 2014 Plan sufficient to satisfy the settlement or exercise, as applicable, of such equity awards, so no disclosure has been included in the table in respect of 2019 for these promised awards.

(2)
Mr. Falcone resigned from his position as Chairman of the Board effective April 1, 2020.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information with respect to our named executive officers concerning unexercised stock option awards and unvested RSA and RSU awards as of December 31, 2019.
	Options					Stock
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Philip A. Falcone
Granted: January 15, 2014	4,055	—	(2)	3.58	1/15/2024	—	—	—	—
Granted: May 21, 2014	1,568,864	—	(3)	4.56	5/20/2024	—	—	—	—
Granted: October 28, 2014	53,963	—	(4)	3.77	5/20/2024	—	—	—	—
Granted: October 28, 2014	1,754	—	(4)	3.98	5/20/2024	—	—	—	—
Granted: October 28, 2014	2,394	—	(4)	4.00	5/20/2024	—	—	—	—
Granted: October 28, 2014	14,389	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: August 6, 2015	705,882	—	(4)	4.25	5/20/2024	—	—	—	—
Granted: October 28, 2014	199	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: October 28, 2014	28,170	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: October 28, 2014	4,826	—	(4)	4.04	5/20/2024	—	—	—	—
Granted: October 28, 2014	13,817	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: October 28, 2014	28,452	—	(4)	4.02	5/20/2024	—	—	—	—
Granted: October 28, 2014	18,164	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: October 28, 2014	28,298	—	(4)	4.04	5/20/2024	—	—	—	—
Granted: October 28, 2014	9,869	—	(4)	4.05	5/20/2024	—	—	—	—
Granted: October 28, 2014	11,246	—	(4)	4.03	5/20/2024	—	—	—	—
Granted: October 28, 2014	41,239	—	(4)	4.03	5/20/2024	—	—	—	—
Granted: October 28, 2014	4,386	—	(4)	3.98	5/20/2024	—	—	—	—
Granted: October 28, 2014	49,372	—	(4)	3.85	5/20/2024	—	—	—	—
Granted: August 6, 2015	2,510	—	(4)	4.25	5/20/2024	—	—	—	—
Granted: October 28, 2014	280,472	—	(4)	3.99	5/20/2024	—	—	—	—
Granted: October 28, 2014	258,824	—	(4)	4.36	5/20/2024	—	—	—	—
Granted: October 28, 2014	259	—	(4)	4.46	5/20/2024	—	—	—	—
Granted: August 6, 2015	7,084	—	(4)	4.46	5/20/2024	—	—	—	—
Granted: January 7, 2015	169,697	—	(5)	8.25	1/7/2025	—	—	—	—
Granted: March 12, 2015	309,620	—	(6)	9.00	3/11/2025	—	—	—	—
Granted: November 9, 2015	845,250	—	(7)	7.17	5/21/2024	—	—	—	—
Granted: December 24, 2015	100,742	—	(8)	5.90	5/21/2024	—	—	—	—
Granted: December 24, 2015	200,000	—	(8)	7.08	5/21/2024	—	—	—	—
Granted: January 29, 2016	6,848	—	(9)	7.93	5/21/2024	—	—	—	—
Granted: April 14, 2016	500,000	—	(10)	7.50	4/14/2026	—	—	—	—
Granted: April 14, 2016	500,000	—	(10)	10.50	4/14/2026	—	—	—	—
Granted: April 14, 2016	500,000	—	(10)	13.50	4/14/2026	—	—	—	—
Granted: March 10, 2017	40,943	—	(11)	5.50	3/10/2027	—	—	—	—
Granted: March 10, 2017	92,095	51,151	(12)	5.50	3/10/2027	137,024	297,342	—	—
Granted: March 16, 2018	140,270	285,006	(13)	5.45	3/16/2028	760,540	1,650,372	—	—

	Options					Stock
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Michael J. Sena
Granted: March 10, 2017	8,266	—	(14)	5.50	3/10/2027	—	—	—	—
Granted: March 10, 2017	17,446	9,180	(15)	5.50	3/10/2027	24,591	53,362	—	—
Granted: March 16, 2018	35,068	35,812	(16)	5.45	3/16/2028	95,564	207,374	—	—
Joseph Ferraro
Granted: November 13, 2017	—	—	(17)	—	—	33,134	71,901	—	—
Granted: March 16, 2018	—	—	(18)	—	—	24,465	53,089	—	—
Suzi Raftery Herbst
Granted: March 16, 2018	—	—	(19)	—	—	6,881	14,932	—	—
Granted: March 15, 2019	—	—	(20)	—	—	71,565	155,296	—	—

(1)
Values calculated based on the closing price of Common Stock on December 31, 2019 of $2.17 per share.

(2)
Mr. Falcone was granted 4,055 stock options on January 15, 2014 as part of his compensation as a non-employee director during 2014, all of which are fully vested.

(3)
Mr. Falcone was granted 1,568,864 stock options on May 21, 2014 pursuant to the Initial Option, all of which are fully vested.

(4)
On October 28, 2014, anti-dilution adjustment options (the “October Anti-Dilution Options”) to purchase an aggregate of 1,782,082 Shares were issued to Mr. Falcone promptly following the execution of the Option Clarification Agreement. The October Anti-Dilution Options vest in three equal installments on the date of issuance and on each of the first and second anniversaries of the date of the original date of the event that resulted in the issuance of anti-dilution options, subject to Mr. Falcone’s continued employment with the Company on each vesting date. A portion of the October Anti-Dilution Options were issued in respect of the Company’s issuance of its Series A Preferred Stock and related pay-in-kind dividends on such Series A Preferred Stock, based on a conversion price of $4.25 with respect to the Series A Preferred Stock, as follows: options to purchase (1) 750,000 Shares at $4.05, (2) 2,667 Shares at $4.00 and (3) 7,527 Shares at $4.46 (collectively, the “Original Series A Contingent Options”). On August 6, 2015, the Company determined that the Original Series A Contingent Options should have been issued based on a conversion price of $4.25 with respect to the Series A Preferred Stock, as follows: options to purchase (1) 705,882 Shares at $4.25, (2) 2,510 Shares at $4.25, and (3) 7,084 Shares at $4.46 (collectively, the “Corrected Series A Contingent Options”). On the same date, the Company issued the Corrected Series A Contingent Options to Mr. Falcone contemporaneously with the surrender of the Original Series A Contingent Options for cancellation. The Corrected Series A Contingent Options otherwise have the same vesting dates and terms as the Original Series A Contingent Options. One-third of these stock options vested immediately, one-third vested on October 28, 2015 and the other one-third vested on October 28, 2016. A portion of the October Anti-Dilution Options included in the table above are only exercisable if and when the Series A Preferred Stock (715,476 stock options) and Series A-1 Preferred Stock (259,083 stock options) is converted into Common Stock.

(5)
Mr. Falcone was granted 169,697 stock options on January 7, 2015 pursuant to the Initial Option, all of which are fully vested. This option is exercisable only if and when the Series A-2 Preferred Stock is converted into Common Stock.

(6)
Mr. Falcone was granted 309,620 stock options on March 12, 2015 as payment of a portion of his incentive bonus earned with respect to the 2014 performance period under the Bonus Plan, all of which are fully vested.

(7)
Mr. Falcone was granted 845,250 stock options on November 9, 2015 pursuant to the Initial Option.

(8)
Mr. Falcone was granted 300,742 stock options on December 24, 2015 pursuant to the Initial Option.

(9)
On January 29, 2016, the Company determined that, as a result of the issuance and sale by the Company of 8,452,500 Shares on November 4, 2015 as disclosed on the Company’s Current Form 8-K filed on November 9, 2015, and the issuance of 1,007,422 Shares and a warrant to purchase 2,000,000 Shares pursuant to that certain stock purchase agreement as disclosed on the Company’s Current Form 8-K filed on December 28, 2015, an adjustment to the conversion price of the Series A-2 Preferred Stock was required under the terms of the Certificate of Designation of the Series A-2 Preferred Stock from $8.25 to $7.93 (the “Series A-2 Adjustment”). As a result of the Series A-2 Adjustment, on January 29, 2016, anti-dilution adjustment options to purchase an aggregate of 6,848 Shares (the “Adjusted Series A-2 Options”) were issued to Mr. Falcone. The exercise price of the Adjusted Series A-2 Options is $7.93 per share, and the Adjusted Series A-2 Options vest in three equal installments on the date of issuance and on each of the first and second anniversaries of the date of issuance, subject to Mr. Falcone’s continued employment with the issuer on each vesting date. The Adjusted Series A-2 Options are fully vested.

(10)
In consideration for eliminating the anti-dilution protection provisions, Mr. Falcone received an award after market on April 14, 2016, consisting of 1,500,000 premium stock options (the “2016 Premium Option”) that were issued under the 2014 Omnibus Plan. The 2016 Premium Option will vest in three equal installments on each of the first three anniversaries following the grant date (with each tranche vesting one-third on each such date), and the applicable per share exercise prices will be as follows: (a) a per share exercise price of $7.50 with respect to an option to acquire 500,000 shares; (b) a per share exercise price of $10.50 with respect to an option to acquire 500,000 shares; and (c) a per share exercise price of $13.50 with respect to an option to acquire 500,000 shares.

(11)
Mr. Falcone was granted 40,943 stock options on March 10, 2017, which options were fully vested on the grant date.

(12)
Mr. Falcone was granted 383,725 RSUs and 143,246 options on March 10, 2017. On March 10, 2018, 29% of both awards vested. On March 10, 2019, 35.5% of both awards vested. The final 35.5% of both awards vested on March 10, 2020.

(13)
Mr. Falcone was granted 1,134,852 RSUs and 425,276 stock options on March 16, 2018. On March 15, 2019, 33% of both awards vested and on March 16, 2020, 33.5% of both awards vested. An additional 33.5% of each award will vest on March 16, 2021.

(14)
Mr. Sena was granted 8,266 stock options on March 10, 2017, which options were fully vested on the grant date.

(15)
Mr. Sena was granted 71,326 RSUs and 26,626 options on March 10, 2017. On March 10, 2018, 31% of both awards vested and an additional 34.5% vested on March 10, 2019. The final 34.5% of both awards vested on March 10, 2020.

(16)
Mr. Sena was granted 189,142 RSUs and 70,880 options on March 16, 2018. On March 15, 2019, 49.5% of both awards vested, and on March 16, 2020, 25.3% of both awards vested. The final 25.3% of both awards will vest on March 16, 2021.

(17)
Pursuant to his employment agreement, Mr. Ferraro received an initial long-term equity grant consisting of 99,404 RSAs on November 13, 2017, of which 33.4% vested on November 13, 2018, and 33.3% vested on November 13, 2019. The final 33.3% will vest on November 13, 2020.

(18)
Mr. Ferraro was granted 73,395 RSUs on March 16, 2018. On March 15, 2019, 67% of the award vested, and the final third of the RSUs vested on March 16, 2020.

(19)
Ms. Herbst was granted 20,642 RSAs on March 16, 2018. On March 15, 2019, 67% of the award vested, and the final third of these shares vested on March 16, 2020.

(20)
Ms. Herbst was granted 71,565 RSAs on March 15, 2019. A total of 67% of the award vested on March 15, 2020, and the final third of these shares will vest on March 15, 2021.

Option Exercises and Stock Vested in 2019
The following table sets forth, for each named executive officer, details of any stock options exercised or awards that vested in 2019.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Philip A. Falcone	—	$—	511,336(2)	$1,395,880
Michael J. Sena	—	$—	118,170	$319,688
Joseph A. Ferraro	—	$—	82,065	$201,756
Suzi R. Herbst	—	$—	19,064	$52,122

(1)
Determined by multiplying the shares of restricted stock that vested during fiscal year 2019 by the closing market price of our Common Stock on the respective vesting dates, but excluding any tax obligations incurred in connection with such vesting.

(2)
Mr. Falcone delayed the delivery of the shares underlying the 511,336 RSUs which vested in 2019. The shares underlying the RSUs were delivered on March 12, 2020.

EMPLOYMENT ARRANGEMENTS AND POTENTIAL PAYMENTS
UPON TERMINATION OR CHANGE IN CONTROL
We have entered into employment arrangements with each of our named executive officers, setting forth certain terms of their employment with and/or separation from the Company, as applicable. While the employment agreements with the named executive officers that are described below do not contain explicit provisions relating to a change in control of the Company, the rights of those officers under the employment agreements, including rights upon a termination of employment as described below, will continue to apply following a change in control of the Company.
Employment Agreement With Philip A. Falcone
On May 21, 2014, we entered into an employment agreement with Philip A. Falcone to serve as the Company’s Chairman, President and CEO (the “Falcone Employment Agreement”). The Falcone Employment Agreement provides that Mr. Falcone will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Falcone Employment Agreement, Mr. Falcone received options in lieu of any base salary, subject to the ability of the Compensation Committee to award Mr. Falcone a base salary following an annual review. Effective January 1, 2018, Mr. Falcone was granted a base salary of $600,000. The Falcone Employment Agreement also provides that the Compensation Committee may, in its discretion, include Mr. Falcone as a participant in any annual bonus plan. Pursuant to the Falcone Employment Agreement, Mr. Falcone is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position and to be reimbursed for reasonable and properly documented business expenses. On April 1, 2020, Mr. Falcone resigned from his position as Chairman of the Board.
In the event of Mr. Falcone’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Mr. Falcone is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Falcone Employment Agreement), Mr. Falcone will not be entitled to any earned but unpaid discretionary cash bonus. The Company’s current Severance Guidelines provide that upon termination of the CEO’s employment by the Company without Cause or by Mr. Falcone for Good Reason, he is entitled to 12 months of annual base salary plus 12 months of Consolidated Omnibus Budget Reconciliation Act (“COBRA”) health benefit premiums, if eligible, subject to execution of a separation and release agreement.
Pursuant to the Falcone Employment Agreement, Mr. Falcone is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Falcone receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Falcone’s separation from the Company. Mr. Falcone is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.
Employment Agreement With Michael J. Sena
On May 20, 2015, we entered into an employment agreement with Michael J. Sena to serve as the Company’s Chief Financial Officer (the “Sena Employment Agreement”). The Sena Employment Agreement provides that Mr. Sena will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Sena Employment Agreement, Mr. Sena (i) was eligible to receive an initial annual base salary of $300,000, (ii) received an initial equity grant consisting of shares of restricted stock in the amount of $957,000, which became fully vested in 2017, (iii) received a sign-on bonus equal to $150,000, and (iv) received an annual bonus consisting of (a) a minimum cash bonus of $150,000, during his first two years of employment, and (b) an additional bonus at the discretion of the Compensation Committee, with a target of $150,000 in the first two years of employment. Pursuant to the Sena Employment Agreement, Mr. Sena is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position, to receive ongoing equity grants at the same time as equity awards are granted to other senior executives, and to be reimbursed for reasonable and properly documented business expenses.
In the event of Mr. Sena’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Mr. Sena is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Sena Employment Agreement), Mr. Sena will not be entitled to any earned but unpaid discretionary cash bonus. Upon termination by the Company without Cause or by Mr. Sena for Good Reason, Mr. Sena will also be entitled to any minimum cash bonuses for his first two years of employment not yet paid as of such termination. The Company’s current Severance Guidelines provide that upon termination of Mr. Sena’s employment by the Company without Cause or by Mr. Sena for Good Reason, he is entitled to six months of annual base salary plus six months of COBRA health benefit premiums, if eligible, subject to execution of a separation and release agreement.
Pursuant to the Sena Employment Agreement, Mr. Sena is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Sena receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Sena’s separation from the Company. Mr. Sena is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.
Employment Agreement With Joseph A. Ferraro
On September 11, 2017, the Company entered into an employment agreement with Mr. Joseph A. Ferraro to serve as the Company’s Chief Legal Officer and Corporate Secretary (the “Ferraro Employment Agreement”). The Ferraro Employment Agreement provides that Mr. Ferraro will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Ferraro Employment Agreement, Mr. Ferraro (i) was eligible to receive an initial annual base salary of $300,000, (ii) received an initial equity grant of RSAs equal to the quotient of (I) $501,000 divided by (II) the closing price for a share of Common Stock on the business day immediately preceding the date of grant (the “Grant Date”), which RSAs will vest in three equal installments beginning on the first anniversary of the Grant Date, subject to Mr. Ferraro’s continued employment with the Company on each vesting date and (iii) received a sign-on bonus equal to $80,000 on September 30, 2017. The Ferraro Employment Agreement also provides that the Compensation Committee may, in its discretion, include Mr. Ferraro as a participant in any annual bonus plan. Pursuant to the Ferraro Employment Agreement, Mr. Ferraro is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with his position and to be reimbursed for reasonable and properly documented business expenses.
In the event of Mr. Ferraro’s termination of employment with the Company, he will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Mr. Ferraro is terminated for Cause or terminates his employment without Good Reason (as such terms are defined in the Ferraro Employment Agreement), Mr. Ferraro will not be entitled to any earned but unpaid discretionary cash bonus. The Company’s Severance Guidelines provide that upon termination of Mr. Ferraro’s employment by the Company without Cause or by Mr. Ferraro for Good Reason, he is entitled to six months of annual base salary plus six months of COBRA health benefit premiums, if eligible, subject to execution of a separation and release agreement.
Pursuant to the Ferraro Employment Agreement, Mr. Ferraro is subject to (i) non-compete restrictive covenants during the term of his employment and for so long as Mr. Ferraro receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of his employment and for eighteen months following Mr. Ferraro’s separation from the Company. Mr. Ferraro is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.
Employment Agreement With Suzi Raftery Herbst
On March 1, 2015, we entered into an employment agreement with Suzi Raftery Herbst to serve as the Company’s Chief Administrative Officer (the “Herbst Employment Agreement”). The Herbst Employment Agreement provides that Ms. Herbst will be employed by the Company “at will,” subject to the advance notice provisions contained therein with respect to termination of employment. Pursuant to the Herbst Employment Agreement, Ms. Herbst (i) was eligible to receive an initial annual base salary of $250,000 and (ii) received an initial equity grant of 22,906 shares of restricted stock, which became fully vested in 2017. The Herbst Employment Agreement also provides that the Compensation Committee may, in its discretion, include Ms. Herbst as a participant in any annual bonus plan. Pursuant to the Herbst Employment Agreement, Ms. Herbst is also entitled to participate in the benefit plans and programs of the Company at a level commensurate with her position and to be reimbursed for reasonable and properly documented business expenses.
In the event of Ms. Herbst’s termination of employment with the Company, she will generally be entitled to payment of accrued but unpaid base salary, if any, any unpaid paid time off, any unreimbursed business expenses, any earned but unpaid discretionary cash bonus for the fiscal year prior to the year of termination and benefits under applicable benefit plans, programs or arrangements of the Company in effect at the time of termination; provided, however, that in the event Ms. Herbst is terminated for cause or terminates her employment without Good Reason (as such terms are defined in the Herbst Employment Agreement), Ms. Herbst will not be entitled to any earned but unpaid discretionary cash bonus. The Company’s Severance Guidelines provide that upon termination of Ms. Herbst’s employment by the Company without cause or by Ms. Herbst for Good Reason, she is entitled to six months of annual base salary plus six months of COBRA health benefit premiums, if eligible, subject to execution of a separation and release agreement.
Pursuant to the Herbst Employment Agreement, Ms. Herbst is subject to (i) non-compete restrictive covenants during the term of her employment and for so long as Ms. Herbst receives severance pursuant to the Company’s Severance Guidelines, and (ii) non-solicit restrictive covenants during the term of her employment and for eighteen months following Ms. Herbst’s separation from the Company. Ms. Herbst is also subject to continuing restrictive covenants prohibiting disclosure of confidential information and with respect to intellectual property of the Company.
Summary of Termination Payments
The following table sets forth amounts of cash compensation that would have been paid to our named executive officers by reason of the covered termination circumstances indicated, based on their employment agreements and the Company’s Severance Guidelines in effect during 2019. The amounts shown assume that in each case termination was effective as of December 31, 2019.
Name and Form of Payment	Termination by the Company without Cause or by the Executive for Good Reason(1)
Philip A. Falcone
Severance Payment	$600,000
Benefits Continuation	$—
Total Termination Payments	$600,000
Michael J. Sena
Severance Payment	$150,000
Benefits Continuation	$19,574
Total Termination Payments	$169,574

Name and Form of Payment	Termination by the Company without Cause or by the Executive for Good Reason(1)
Joseph A. Ferraro
Severance Payment	$150,000
Benefits Continuation	$19,574
Total Termination Payments	$169,574
Suzi R. Herbst
Severance Payment	$150,000
Benefits Continuation	$19,574
Total Termination Payments	$169,574

(1)
The employment agreements of the named executive officers (described on page 25) provide that the named executives will receive the severance set forth in the Company’s Severance Guidelines upon a termination by the Company without cause or by the Executive for good reason. The Company’s Severance Guidelines provide that upon such termination, (i) the CEO shall receive 12 months of annual base salary plus 12 months of COBRA premiums, if eligible, and (ii) the Chief Financial Officer, Chief Legal Officer and Chief Administrative Officer each shall receive six months of annual base salary plus six months of COBRA premiums, if eligible. The severance amounts are paid in a lump sum. The executives’ employment agreements include restrictive covenants, which are described above.

Treatment of Equity Awards of Our Named Executive Officers Upon Termination
Pursuant to the named executive officers’ employment agreements, the Second Amended 2014 Plan, the Prior Plans and the award agreements thereunder, named executive officers are generally not entitled to receive accelerated vesting of any unvested RSAs, RSUs and stock options by reason of the named executive officer’s termination of his employment with the Company, except as provided below:
•
awards granted under the Second Amended 2014 Plan and the Amended 2014 Plan, unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, will accelerate upon involuntary termination if within two years of a Change in Control if the award is a replacement award (as such terms are defined in the applicable plan); and

•
vested options issued under any of the plans generally remain exercisable for a period of time following termination, the extent of which depends on the reason for the termination, except that in the event the grantee is terminated for Cause (as defined in the applicable plan), any vested and unexercised options would also be forfeited.

Treatment of Unvested Equity Awards of Our Named Executive Officers Upon a Change in Control or Similar Transaction
•
Outstanding equity awards granted under the Second Amended 2014 Plan and the Amended 2014 Plan, unless otherwise determined by the Compensation Committee on the date of grant or as set forth in the applicable award agreement, will not accelerate solely as a result of a Change in Control (as defined in the applicable plan) if a “replacement award” (as defined in the applicable plan) is promised to a participant in connection with such change in control. The vesting of a replacement award will only accelerate in connection with a change in control if the participant’s employment is involuntarily terminated by the Company (or a successor thereto) within two years following such change in control.

•
Outstanding equity awards granted under the 2014 Omnibus Plan may be accelerated by the Board upon a Change in Control (as defined in the 2014 Omnibus Plan), such that award recipients have the ability to participate in the change in control with respect to Common Stock subject to such awards.

•
Pursuant to the terms of Mr. Falcone’s options granted in 2014 and 2015 (the “Falcone Options”), any unvested portions of the Falcone Options are accelerated upon the occurrence of a Fundamental Change Transaction (as defined in the applicable award agreement), which includes, among other transactions, any sale or other disposition of all or substantially all of the Company’s assets or the acquisition of a majority of the voting power of its capital stock by certain third parties. All of the Falcone Options are vested as of the date of this Proxy Statement. Options granted to Mr. Falcone after 2015 will not automatically accelerate upon a change in control.
The following chart sets forth the estimated incremental benefits which our named executive officers would have received if the unvested RSAs, RSUs and options held by them as of December 31, 2019, had become fully vested as a result of the occurrence of (i) an involuntary termination within two years of a Change in Control, for purposes of the Second Amended 2014 Plan and the Amended 2014 Plan and (ii) a Change in Control, for purposes of the 2014 Omnibus Plan, in each case, on December 31, 2019. The estimated amount of benefits was calculated by multiplying the closing price on December 31, 2019, of the Common Stock of $2.64 per share on the NYSE by (i) with respect to RSAs and RSUs, the number of unvested RSAs and RSUs held by the applicable named executive officer, and (ii) with respect to options, the number of unvested options held by the applicable named executive officer, and subtracting the exercise price with respect to such options.
Named Executive Officer	Accelerated Vesting of RSAs and Options Under Second Amended 2014 Plan and Prior Plans ($)(1)	Accelerated Vesting of Mr. Falcone’s Options ($)(2)	Total Estimated Benefits ($)
Philip A. Falcone	1,947,714	—	1,947,714
Michael J. Sena	260,736	—	260,736
Joseph A. Ferraro	124,990	—	124,990
Suzi Raftery Herbst	170,228	—	170,228

(1)
Assumes that the Board exercised its discretion under the Second Amended 2014 Plan and the Prior Plans to accelerate the vesting of all unvested RSAs and options in connection with the change in control. The exercise price of all options held by our named executive officers is greater than the market price of the Common Stock. Therefore the accelerated vesting value of options is $0.

(2)
All Falcone Options are vested as of the date of this Proxy Statement and the exercise price of all options held by Mr. Falcone is greater than the market price of the Common Stock. Therefore the accelerated vesting value of options is $0.

CERTAIN RELATIONSHIPS
Policies and Procedures for Related Person Transactions
In accordance with our Guidelines, the Board shall evaluate and approve, ratify or disapprove, in consultation with the Audit Committee or another committee designated by the Board for such purpose, any related person transaction, based on whether such transaction presents inappropriate conflicts of interest, impairs the “independence” of any related person (as defined in Item 404 of Regulation S-K) and/or is fair to the Company.
Pursuant to the Audit Committee Charter, the Audit Committee has the authority to establish and implement policies and procedures for the Audit Committee’s review and approval or disapproval of proposed transactions, arrangements or relationships with respect to which executive officers, directors or holders of more than 5% of any class of the Company’s outstanding stock or members of their immediate families have a direct or indirect material interest (“Related Party Transactions”). The Audit Committee has adopted written procedures to evaluate and approve the terms and conditions of Related Party Transactions (the “Procedures”). The Procedures provide, among other things, that at each of the Audit Committee’s meetings, and in no event less than on a quarterly basis, the Audit Committee will be provided with the details of each existing or proposed Related Party Transaction that it has not previously approved, ratified or disapproved.
In determining whether to approve a Related Party Transaction, the Procedures provide that the Audit Committee will consider the following factors, among others, to the extent relevant to the Related Party Transaction: (i) whether the terms of the Related Party Transaction are fair to the Company and on terms at least as favorable to the Company as would apply if the other party was not or did not have an affiliation with a director, executive officer or employee of the Company, (ii) whether there are demonstrable business reasons for the Company to enter into the Related Party Transaction, (iii) whether the Related Party Transaction would impair the independence of a director, and (iv) whether the Related Party Transaction would present an improper conflict of interest for any director, executive officer or employee of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or employee, the direct or indirect nature of the interest of the director, executive officer or employee in the transaction, the ongoing nature of any proposed relationship, and any other factors the Audit Committee or the Chairman of the Audit Committee deems relevant. The Procedures further provide that in the event that the Company becomes aware of a Related Party Transaction that was not approved by the Audit Committee prior to consummation, such transaction shall be reviewed and ratified as promptly as reasonably practicable.
Certain Related Person Transactions
In January 2015, the Company entered into an arm’s length services agreement (the “Services Agreement”) with Harbinger Capital, a related party of the Company. The Services Agreement includes the provision of services such as providing office space, certain administrative salaries and benefits, and other overhead, and each party making available their respective employees to provide services as reasonably requested by the other party, subject to any limitations contained in applicable employment agreements and the terms of the Services Agreement.
The costs allocated between the Company and Harbinger Capital are based on actual use. Office space is an allocation of actual costs based on square footage and directly used by HC2 employees. Time of administrative personnel is allocated by time spent on each entity and other shared overhead is based on actual shared overhead and is allocated based on amounts used for each vendor.
Management of shared overhead and certain administrative personnel were transferred to HC2 at the beginning of 2019. Both of these services are charged back to Harbinger Capital on the same basis described above.
See “Resolution of Stockholder Nominations” above for a discussion of the Investment Agreements entered into by the Company with certain of its stockholders.

PAY RATIO
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees.
We identified the median employee by examining the fiscal year 2019 total cash compensation for all employees (other than our Chief Executive Officer) who were employed by us on December 31, 2019 (excluding employees of Global Marine Systems Limited, which is a former indirect subsidiary of the Company). In making this determination, (i) we included all employees of the Company and our consolidated subsidiaries (which includes entities that conduct business in a wide variety of different industries), whether employed on a full-time or part-time basis, whether employed for all or only a portion of the 2019 fiscal year, and whether located in the United States or in another country (including Australia, Canada, India, New Zealand, the Philippines, Romania, Thailand and the U.K.) and (ii) we did not annualize the compensation of any of our employees who worked less than the entire year, even though certain of our consolidated subsidiaries conduct business on a cyclical basis throughout the year.
We calculated all of the elements of the median employee’s compensation for fiscal year 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in an annual total compensation of $17,250. Our Chief Executive Officer’s annual total compensation for fiscal year 2019 was $600,000, as disclosed in the Summary Compensation Table appearing on page 35 of this Proxy Statement. Based on the foregoing, our estimate of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees was approximately 35 to 1.
Given the various methodologies that public companies are permitted to use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2019.
Plan Category	Number of Securities Issued or to be Issued upon Exercise of Outstanding Options and Rights	Weighted-Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (excluding Securities Reflected in column (a))(1)
Equity compensation plans approved by security holders	4,179,486	—	905,388
Equity compensation plans not approved by security holders(2)	2,888,106	—	—
Total	7,067,592	$ 6.52(3)	905,388

(1)
These amounts represent shares under the Company’s Second Amended 2014 Plan. Pursuant to the Amended 2014 Plan and the 2014 Omnibus Plan, no further awards may be granted under the Company’s Management Compensation Plan (the “Management Compensation Plan”). However, awards that had been previously granted pursuant to the Management Compensation Plan will continue to be subject to and governed by the terms of the Management Compensation Plan.

(2)
These amounts represent shares subject to the Falcone Options.

(3)
Represents the weighted-average exercise price of stock options outstanding under the Second Amended 2014 Plan, the Falcone Options and the Management Compensation Plan.

REPORT OF THE AUDIT COMMITTEE*
The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company for fiscal year 2019 with the Company’s management, and also has discussed with BDO USA, LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee received both the written disclosures and the letter from BDO USA, LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding BDO USA, LLP’s communications with the Audit Committee concerning independence and has discussed with BDO USA, LLP the independence of BDO USA, LLP from the Company.
Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for fiscal year 2019 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020.
Submitted by the Audit Committee,
Warren H. Gfeller (Chairman)
Wayne Barr, Jr.
Lee S. Hillman
Robert V. Leffler, Jr.
*
The material in this Report of the Audit Committee is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, respectively, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(PROPOSAL 2)
The Dodd-Frank Act and related rules of the SEC (including Section 14A of the Exchange Act) enables stockholders to approve, on an advisory basis, a resolution on our executive compensation, as disclosed in this Proxy Statement. We describe this item as an advisory vote on executive compensation, but it is more commonly known as a “Say on Pay Vote.” Under these same rules, we are required to give stockholders the opportunity to express their views as to how frequently we should conduct a Say on Pay Vote (commonly known as the “Say on Frequency Vote”). Our last Say on Frequency Vote was held at the 2019 Annual Meeting, at which time our stockholders expressed the view that our Say on Pay Votes should be held on an annual basis. Though the results of Say on Frequency Votes are non-binding, as a result of this Say on Frequency Vote, we have determined to conduct Say on Pay Votes every year.
In considering their vote, we urge our stockholders to review carefully our compensation policies and decisions regarding our named executive officers as presented in the “Compensation Discussion and Analysis” section beginning on page 26 of this Proxy Statement. As described in that section, we believe that our compensation program has been appropriately designed to meet its objectives. A significant portion of the compensation provided to the named executive officers is based upon the Company’s performance and the performance of our share price, and we believe this compensation structure closely aligns the interests of our named executive officers with the interests of our stockholders.
The affirmative vote of a majority of the votes cast by holders of the Common Stock and Preferred Stock (with the exception of those shares of Preferred Stock owned by Continental, which are not entitled to be voted at the 2020 Annual Meeting pursuant to Delaware law), voting as a single class and with the Preferred Stock voting on an as-converted basis, is required to ratify the Say on Pay Vote, which will be non-binding. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by our Board. Although non-binding, our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
Accordingly, we are asking our stockholders to approve, on a non-binding, advisory basis, the following resolution in respect of this Proposal 2:
“RESOLVED, that the stockholders of the Company hereby approve the compensation paid to HC2’s named executive officers as disclosed in the Proxy Statement for our 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
Board Recommendation The Board unanimously recommends a vote, on a non-binding, advisory basis, “FOR” the non-binding approval of our executive compensation.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(PROPOSAL 3)
The Board recommends that stockholders ratify the appointment of BDO USA, LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2020. The appointment of BDO was recommended to the Board by its Audit Committee. BDO served as independent registered public accounting firm for the Company for the fiscal year ended December 31, 2019.
Representatives of BDO will be present at the 2020 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Annual Meeting.
The affirmative vote of a majority of the votes cast by holders of the Common Stock and Preferred Stock (with the exception of those shares of Preferred Stock owned by Continental, which are not entitled to be voted at the 2020 Annual Meeting pursuant to Delaware law), voting as a single class and with the Preferred Stock voting on an as-converted basis, is required to ratify the Accounting Firm Proposal. Abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. Broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum. If you do not provide your broker with voting instructions regarding the Accounting Firm Proposal, they will have discretionary authority to vote your shares on the Accounting Firm Proposal.
We engaged BDO as our independent registered public accounting firm for the fiscal years ended December 31, 2019, and 2018. The decision to engage BDO for those years was approved by our Audit Committee. In considering the nature of the services provided by BDO, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with BDO and management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act, as well as the American Institute of Certified Public Accountants. The Audit Committee has selected BDO to conduct the audit of our financial statements for the fiscal year ending December 31, 2020.
Independent Registered Public Accounting Firm Fees
The following table summarizes the aggregate fees paid by us to BDO and its affiliates in 2019 and 2018 (in thousands):
	2019	2018
Audit Fees (1)	$4,300	$5,590
Audit-Related Fees	—	—
Tax Fees (2)	25	55
All Other Fees	—	—
Total	$4,325	$5,645

(1)
Fees for audit services include audit of financial statements and audit of internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act, reviews of quarterly financial statements and other matters related to SEC filings and capital market activities. Also included are statutory audit fees paid by our subsidiaries.

(2)
Fees for tax services include earnings, profit and dividends analysis, Section 162(m) analysis, and state and local tax studies.

Pre-Approval Policy
The services performed by BDO in 2019 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax, and other services (collectively, the “Disclosure Categories”) that the independent registered public accounting firm may perform.

On a quarterly basis, the Audit Committee reviews a description of services (the “Service List”) expected to be performed by the independent registered public accounting firm in each of the Disclosure Categories, the status of services and fees incurred year-to-date against the original Service List and pre-approval limits and the forecast of remaining services and fees for the fiscal year.
Services provided by the independent registered public accounting firm during 2019 and included in the Service List were pre-approved in accordance with the policies and procedures of the Audit Committee. Any requests for audit, audit-related, tax, and other services contemplated on the Service List must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

Board Recommendation
The Board unanimously recommends a vote “FOR” the ratification of the appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
As of May 22, 2020, there were (i) 46,550,384 shares of Common Stock, (ii) 12,500 shares of Series A Preferred Stock equal to 2,988,182 shares of Common Stock on an as-converted basis, and (iii) 14,000 shares of Series A-2 Preferred Stock equal to 1,997,147 shares of Common Stock on an as-converted basis (however, pursuant to Delaware law, the 6,125 shares of Series A Preferred Stock, equal to 1,464,209 shares of Common Stock on an as-converted basis, and the 10,000 shares of Series A-2 Preferred Stock, equal to 1,426,534 shares of Common Stock on an as-converted basis, owned by Continental are not entitled to be voted at the 2020 Annual Meeting). The Preferred Stock outstanding and entitled to vote (excluding those shares of Preferred Stock owned by Continental) are equal to 2,094,586 shares of Common Stock on an as-converted basis, in each case, outstanding and entitled to vote. Therefore, as of May 22, 2020, there was a combined total of 48,644,970 shares of Common Stock and Preferred Stock on an as-converted basis (excluding those shares of Preferred Stock owned by Continental) outstanding and entitled to vote.
Except as otherwise indicated, the following table sets forth, as of May 22, 2020, certain information as to the beneficial ownership of the Common Stock, Series A Preferred Stock and Series A-2 Preferred Stock, including shares of Common Stock as to which a right to acquire beneficial ownership existed (for example, through the exercise of Common Stock options or warrants or conversion of the Preferred Stock), that are exercisable or convertible as of, and within 60 days from, May 22, 2020, within the meaning of Rule 13d-3(d)(1) under the Exchange Act by: (i) each person or group who is known to the Company to be the beneficial owner of more than five percent of any class of voting securities of the Company, (ii) each director, (iii) each named executive officer, and (iv) all directors and executive officers as a group. For purposes of this filing, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Unless otherwise indicated, each person had, as of May 22, 2020, sole voting power and sole dispositive power with respect to the Company’s shares, subject to applicable community property laws. The address of each of our directors and executive officers is c/o HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022.
Name and Business Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock(1)	Number of Shares of Outstanding Series A Preferred Stock Beneficially Owned(2)	Percentage of Series A Preferred Stock (2)	Number of Shares of Outstanding Series A-2 Preferred Stock Beneficially Owned(3)	Percentage of Series A-2 Preferred Stock(3)	Percentage of Outstanding Common Stock and Preferred Stock On An As-Converted Basis(1)(2)(3)
Zazove Associates, LLC(4) 1001 Tahoe Boulevard Incline Village, NV 89451	3,596,570	7.7%	—	—	—	—%	7.4%
Jefferies LLC(5) 520 Madison Ave New York, NY 10022	3,524,974	7.6%	—	—	—	—	7.2%
JDS1, LLC and its affiliates(6) 2200 Fletcher Avenue, Suite 501 Fort Lee, NJ 07024	3,378,097	7.3%	—	—	—	—	6.9%
American Financial Group, Inc.(7) Great American Insurance Group Tower 301 East Fourth Street Cincinnati, OH 45202	3,175,875	6.8%	—	—	—	—	6.5%
Lancer Capital LLC and its affiliates(8) 770 South Flagler Drive, Suite 800, West Tower West Palm Beach, FL 33401	3,034,621	6.5%	—	—	—	—	6.2%
Percy Rockdale LLC and its affiliates(9) 595 Madison Avenue, 29th Floor New York, NY 10022	2,980,873	6.3%	—	—	—	—	6.0%

Name and Business Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock(1)	Number of Shares of Outstanding Series A Preferred Stock Beneficially Owned(2)	Percentage of Series A Preferred Stock (2)	Number of Shares of Outstanding Series A-2 Preferred Stock Beneficially Owned(3)	Percentage of Series A-2 Preferred Stock(3)	Percentage of Outstanding Common Stock and Preferred Stock On An As-Converted Basis(1)(2)(3)
Benefit Street Partners L.L.C.(10) and its affiliates and/or affiliated funds 9 West 57th Street, Suite 4700 New York, NY 10019	2,212,130	4.6%	6,375	100%	—	—	4.5%
Long Ball Partners, LLC(11) 2000 Avenue of the Stars, 9th Floor South Los Angeles, CA 90067	570,613	1.2%	—	—	4,000	100%	1.2%
Name and Business Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Common Stock on a stand-alone basis(1)	Number of Shares of Outstanding Series A Preferred Stock Beneficially Owned(2)	Percentage of Series A Preferred Stock(2)	Number of Shares of Outstanding Series A-2 Preferred Stock Beneficially Owned(3)	Percentage of Series A-2 Preferred Stock(3)	Percentage of Outstanding Common Stock and Preferred Stock On An As-Converted Basis(1)(2)(3)
Directors, Named Executive Officers and Executive Officers and Directors as a group
Philip A. Falcone(12)	8,859,737	16.6%	—	—	—	—	16.0%
Michael J. Sena(13)	411,997	*	—	—	—	—	*
Joseph A. Ferraro	129,827	*	—	—	—	—	*
Suzi R. Herbst.(14)	97,250	*	—	—	—	—	*
Avram A. Glazer(15)	3,034,621	6.5%	—	—	—	—	6.2%
Kenneth S. Courtis	237,336	*	—	—	—	—	*
Warren H. Gfeller	76,478	*	—	—	—	—	*
Michael Gorzyski(16)	2,703,537	5.8%	—	—	—	—	5.6%
Lee S. Hillman#	71,478	*	—	—	—	—	*
Robert V. Leffler, Jr.#	66,097	*	—	—	—	—	*
Wayne Barr, Jr.(17)	870,156	1.9%	—	—	—	—	1.8%
Julie Totman Springer#	—	*	—	—	—	—	*
Shelly C. Lombard	—	*	—	—	—	—	*
All executive officers and directors as a group (13 people)(18)	16,558,514	30.4%	—	—	—	—	29.3%

*
Less than 1% of the outstanding Common Stock.

(1)
Shares of Common Stock of which a person has the right to acquire beneficial ownership within 60 days from May 22, 2020, are deemed outstanding for computing the percentage ownership of such person, but are not deemed outstanding for computing the percentage ownership of any other person. Certain shares of Common Stock are issuable upon the conversion of the Company’s 7.5% convertible senior notes due June 1, 2022 (the “Convertible Notes”).

(2)
Each outstanding share of Series A Preferred Stock is presently convertible into approximately 239.05 shares of Common Stock. The shares of Series A Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A Preferred Stock stated in these columns reflect ownership of shares of Series A Preferred Stock, and not shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock at this ratio.

(3)
Each outstanding share of Series A-2 Preferred Stock is presently convertible into 142.65 shares of Common Stock. The shares of Series A-2 Preferred Stock beneficially owned and the respective percentages of beneficial ownership of Series A-2 Preferred Stock stated in these columns reflect ownership of shares of Series A-2 Preferred Stock, and not shares of Common Stock issuable upon conversion of shares of Series A-2 Preferred Stock at this ratio.

(4)
Based solely on a Schedule 13G filed with the SEC on January 7, 2020, by Zazove Associates, LLC, Zazove Associates, Inc. and Gene and Gene T. Prett. According to the Schedule 13G, the reporting persons have sole voting and dispositive power with respect to, and beneficially own, 3,596,575 shares of Common Stock, which are issuable upon the conversion of the Convertible Notes.

(5)
Based solely on a Schedule 13G filed with the SEC on February 13, 2017, by Jefferies LLC, Jefferies Group LLC, Limestone Merger Sub, LLC and Leucadia National Corporation. According to the Schedule 13G, the reporting persons have shared voting and dispositive power with respect to, and beneficially own, 3,524,974 shares of Common Stock.

(6)
Based solely on a Schedule 13D filed with the SEC on April 7, 2020, Amendment No. 1 to Schedule 13D filed with the SEC on April 22, 2020, and Amendment No. 2 to Schedule 13D filed with the SEC on May 19, 2020, by Julian Singer and JDS1. According to the Schedule 13D, JDS1 and Julian Singer have sole voting and dispositive power with respect to, and beneficially own, 3,378,097 shares of Common Stock, 1,187,214 of which are issuable upon the conversion of the Convertible Notes.

(7)
Based solely on a Schedule 13G filed with the SEC on January 22, 2016, Amendment No. 1 to Schedule 13G filed with the SEC on January 23, 2017, Amendment No. 2 to Schedule 13G filed with the SEC on January 26, 2018, Amendment No. 3 to Schedule 13G filed with the SEC on January 25, 2019, and Amendment No. 4 to Schedule 13G filed with the SEC on January 31, 2020, by American Financial Group, Inc., American Financial Group, Inc. has sole voting and dispositive power with respect to, and beneficially owns, 3,175,875 shares of Common Stock, which amount consists of 1,007,421 shares of Common Stock and warrants to purchase 2,168,454 shares of Common Stock.

(8)
Based solely on a Schedule 13D filed with the SEC on April 23, 2020 and Amendment No. 1 to Schedule 13D filed with the SEC on May 15, 2020, by Lancer Capital and Avram A. Glazer. According to the Schedule 13D, the reporting persons have sole voting and dispositive power with respect to and beneficially own, 3,034,621 shares of Common Stock, 456,621 of which are issuable upon the conversion of the Convertible Notes. On April 21, 2020, the Company publicly announced, and on April 23, 2020, Mr. Glazer and Lancer Capital also announced in their Schedule 13D, that the Board will include Mr. Glazer on the Company’s slate of director nominees at the 2020 Annual Meeting, and, if a majority of the Company’s slate of directors is elected at the 2020 Annual Meeting, Mr. Glazer will be appointed as Chairman of the Board.

(9)
Based solely on a Schedule 13D filed with the SEC on January 27, 2020, Amendment No. 1 to Schedule 13D filed with the SEC on February 18, 2020, Amendment No. 2 to Schedule 13D filed with the SEC on April 6, 2020 and Amendment No. 3 to Schedule 13D filed with the SEC on May 14, 2020 by Percy Rockdale LLC, Rio Royal LLC, MG Capital Management Ltd., Michael Gorzynski, George R. Brokaw and Kenneth S. Courtis. According to the filings, (i) Percy Rockdale LLC has shared voting and dispositive power with respect to, and beneficially owns, 2,639,038 shares of Common Stock, (ii) Rio Royal LLC has shared voting and dispositive power with respect to, and beneficially owns, 10,000 shares of Common Stock, (iii) MG Capital Management Ltd. has sole voting and dispositive power with respect to, and beneficially owns, 10,000 shares of Common Stock, (iv) Michael Gorzynski has shared voting and dispositive power with respect to, and beneficially owns, 2,703,537 shares of Common Stock, (v) George R. Brokaw has sole voting and dispositive power with respect to, and beneficially owns, 40,000 shares of Common Stock and (vi) Kenneth S. Courtis has sole voting and dispositive power with respect to, and beneficially owns, 237,336 shares of Common Stock.

(10)
Based solely on a Schedule 13D filed with the SEC on June 9, 2014, Amendment No. 1 to Schedule 13D filed with the SEC on September 25, 2014 and Amendment No. 2 to Schedule 13D filed with the SEC on August 19, 2015, Amendment No. 3 to the Schedule 13D filed with the SEC on October 31, 2016 and Amendment No. 4 to the Schedule 13D filed with the SEC on December 28, 2018 by Benefit Street Partners L.L.C. (“BSP”), Providence Equity Capital Markets L.L.C. (“PECM”), Jonathan M. Nelson, Paul J. Salem, Glenn M. Creamer and Thomas J. Gahan. BSP is the investment manager of Providence Debt Fund III L.P., Providence Debt Fund III Master (Non-US) L.P. and Benefit Street Partners SMA LM L.P. (collectively, the “BSP Funds”). PECM is the investment manager of PECM Strategic Funding L.P. Messrs. Creamer, Gahan, Nelson and Salem collectively control each of BSP and PECM through their indirect ownership of membership interests of BSP and PECM. As a result, each of Messrs. Creamer, Gahan, Nelson and Salem and BSP may be deemed to share beneficial ownership of the shares of Common Stock beneficially held by the BSP Funds, and each of Messrs. Creamer, Gahan, Nelson and Salem and PECM may be deemed to share beneficial ownership of the shares of Common Stock beneficially held by PECM Strategic Funding L.P. Amendment No. 4 to Schedule 13D discloses that the reporting persons have shared voting and dispositive power with respect to, and beneficially own, 2,212,129 shares of Common Stock, which amount consists of 688,157 shares of Common Stock and 1,523,972 shares of Common Stock that may be acquired upon conversion of 6,375 shares of Series A Preferred Stock.

(11)
Based on that certain Securities Purchase Agreement, entered into by and among the Company, Mariner LDC, Caspian Select Credit Master Fund, Ltd., Caspian Solitude Master Fund, L.P., Caspian HLSC1, LLC, Super Caspian Cayman Fund Limited, Caspian SC Holdings, L.P. and Long Ball Partners, LLC, dated January 5, 2015, pursuant to which such parties purchased the number of shares of Series A-2 Preferred Stock indicated.

(12)
Includes 6,737,607 vested stock options and 540,000 shares of Common Stock owned by Global Opportunities Breakaway MM LLC, of which Mr. Falcone is the Managing Member and, as such, has sole power to vote or dispose of such shares.

(13)
Includes 87,866 vested stock options.

(14)
Includes 6,000 shares of Common Stock held in trust for the benefit of Ms. Herbst’s children. Ms. Herbst disclaims beneficial ownership of all securities so held in trust except to the extent of her pecuniary interest therein.

(15)
See Note 8 above.

(16)
These securities are directly owned solely by (i) Percy Rockdale LLC and (ii) Rio Royal LLC. Percy Rockdale LLC beneficially owns 2,693,537 shares of Common Stock and Rio Royal LLC beneficially owns 10,000 shares of Common Stock. Mr. Gorzynski, as the sole Manager of Percy Rockdale LLC and the sole Director of MG Capital Management Ltd., may be deemed to beneficially own the shares of Common Stock directly held by each of Percy Rockdale LLC and Rio Royal LLC. Mr. Gorzynski disclaims beneficial ownership of any of the foregoing securities, except to the extent of his pecuniary interest therein.

(17)
Includes 200,000 shares of Common Stock held by CCUR, of which Mr. Barr is the Chairman, President and CEO. Mr. Barr disclaims beneficial ownership in such shares except to the extent of his pecuniary interest therein. Includes 4,466 vested stock options and 570,776 shares of Common Stock that are issuable upon conversion of the Convertible Notes held by CCUR.

(18)
Includes 7,400,715 vested stock options.

#
Messrs. Hillman and Leffler and Ms. Springer are not standing for re-election at the 2020 Annual Meeting.

OTHER MATTERS
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for notices of Internet availability of proxy materials, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single notice of Internet availability of proxy materials, proxy statement and annual report to those stockholders. Each stockholder will continue to receive a separate proxy card. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Company stockholders will be householding our proxy materials. A single Notice, or, if applicable, Proxy Statement and 2019 Annual Report on Form 10-K, as amended, for the year ended December 31, 2019 will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. We will deliver promptly upon written or oral request a separate copy of the Notice or, if applicable, the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2019 to any stockholder at a shared address to which a single copy of any of those documents was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate notice of Internet availability of proxy materials, proxy statement or annual report, as applicable, please notify your broker or direct your request to the Corporate Secretary of the Company, HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, or by phone at (212) 235-2696.
Stockholders who currently receive multiple copies of the proxy materials, this Proxy Statement or the 2019 Annual Report, as applicable, at their address and would like to request householding of their communications should contact their broker.
Stockholder Proposals
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to the Corporate Secretary of the Company at the Company’s principal executive offices, 450 Park Avenue, 30th Floor, New York, NY 10022 no later than January 28, 2021. In addition, all proposals will have to comply with Rule 14a-8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials. However, if the date of the 2021 Annual Meeting is changed by more than 30 days from the date of the 2020 Annual Meeting, then the deadline will be a reasonable time before we print and mail our proxy materials for the 2021 Annual Meeting.
If you wish to nominate a candidate for director or submit a proposal that is not intended to be included in our proxy materials for presentation at our 2021 Annual Meeting, such proposal or nomination must be delivered or mailed in writing to, and received by, the Corporate Secretary of the Company at the Company’s principal executive offices, located at 450 Park Avenue, 30th Floor, New York, NY 10022, no earlier than the close of business on February 8, 2021 and no later than the close of business on March 10, 2021. Such proposal must also satisfy the requirements set forth in the By-Laws. If the date of the 2021 Annual Meeting is advanced by more than 25 days before or after the anniversary of the 2020 Annual Meeting, which will be held on July 8, 2020, any stockholder nomination or other proposal must be received by us no earlier than the close of business on the 10th day following the first public announcement of the meeting date.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the above requirements.

Copies of the Notice, this Proxy Statement, and the 2019 Annual Report, which includes our financial statements and provides additional information about us, are available to stockholders of record and entitled to vote at the 2020 Annual Meeting and to notice thereof on the Company’s website at www.hc2.com under “Investor Relations – Proxy Materials.” Each person whose proxy is being solicited and who represents that, as of the Record Date, he or she was a beneficial owner of shares entitled to be voted at such meeting may obtain additional printed copies of the 2019 Annual Report, including our financial statements, free of charge, from us by sending a written request to HC2 Holdings, Inc., 450 Park Avenue, 30th Floor, New York, NY 10022, Attention: Corporate Secretary. In light of disruptions caused by the COVID-19 outbreak, if you intend to send such written request, we advise that you also send a request via email to the Company at corpsec@hc2.com and to Okapi Partners LLC at HC2proxy@okapipartners.com. Exhibits will be provided upon written request.

C123456789MMMMMMMMMMMMMMMHC2 Holdings, Inc. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 E N D O R S E M E N T _L I N E ______________ S A C K PA C K _____________ 000000000.000000 ext 000000000.000000 ext MMMMMMMMMMR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/HC2 or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/HC2 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • 1. Election of Directors: +For Against Abstain For Against Abstain For Against Abstain 01 -Avram A. Glazer 02 -Wayne Barr, Jr. 03 -Kenneth S. Courtis 04 -Philip A. Falcone 05 -Warren H. Gfeller 06 -Michael Gorzynski 07 -Shelly C. Lombard For Against Abstain For Against Abstain 2. To approve, on a non-binding, advisory basis, the compensation 3. To ratify the appointment of BDO USA, LLP as the Company’s of our named executive officers independent registered public accounting firm for the fiscal year ending December 31, 2020. Note: Such other business as may properly come before the meetings or any continuations, postponements or adjournments thereof. Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 12 34567 890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 72BM 465084MMMMMMM + 039XTD

The 2020 Annual Meeting of Stockholders of HC2 Holdings, Inc. will be held on Wednesday, July 8, 2020 at 11:00 am ET, virtually via the internet at www.meetingcenter.io/274751853. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is HCHC2020. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/HC2 Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/HC2 • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — July 8, 2020 Michael J. Sena and Joseph A. Ferraro, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of HC2 Holdings, Inc. to be held on July 8, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the seven nominees in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. +

MMMMMMMMMMMM HC2 Holdings, Inc. MMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 2020 Annual Meeting Proxy Card • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • 1. Election of Directors: 01 -Avram A. Glazer For Against Abstain 02 -Wayne Barr, Jr. For Against Abstain 03 -Kenneth S. Courtis For Against Abstain + 04 -Philip A. Falcone 05 -Warren H. Gfeller 06 -Michael Gorzynski 07 -Shelly C. Lombard For Against Abstain For Against Abstain 2. To approve, on a non-binding, advisory basis, the compensation of our named executive officers 3. To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Note: Such other business as may properly come before the meetings or any continuations, postponements or adjournments thereof. Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX 465084 + 039XUD

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.edocumentview.com/HC2 • IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • HC2 Holdings, Inc. Notice of 2020 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — July 8, 2020 Michael J. Sena and Joseph A. Ferraro, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of HC2 Holdings, Inc. to be held on July 8, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the seven nominees in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)